UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

AMERICAN BRIVISION (HOLDING) CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Sawyers Peak Drive

Goshen, NY 10924

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 291-1291

METU BRANDS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant (collectively the “Filings”) from time to time with the Securities and Exchange Commission (the “SEC”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “may,” “will,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the financial statements of American BriVision Corporation and pro forma financial statements and the related notes filed with this Form 8-K, the financial statements of the Registrant for the year ended September 30, 2015, which are included in the Registrant’s Annual Report on Form 10-K, filed with the SEC on November 27, 2015 and the Quarterly Reports on Form 10-Q for the quarters ending June 30, 2015, March 31, 2015 and December 31, 2014 previously filed with the SEC.

Unless otherwise indicated, in this Form 8-K, for periods following the Merger, references to “we,” “our,” “us,” the “Company,” “ABVC” or the “Registrant” refer to American BriVision (Holding) Corporation, previously namedMetu Brands, Inc., a Nevada corporation, and its wholly owned subsidiary American BriVision Corporation, a Delaware corporation.

All share amounts and share prices set forth herein been adjusted to give effect to the Share Exchange.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreement

On February 8, 2016, a Share Exchange Agreement (“Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation (the “Company”), American BriVision Corporation, a Delaware Corporation (“BriVision”), Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of Taiwan (“Euro-Asia”), being the owners of record of 52,336,000shares of common stock of the Company, and the persons listed in Exhibit A thereof (the “BriVisionShareholders”), being the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”). Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVisionShareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company should issue 52,936,583 shares (the “AcquisitionStock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s common stock to the BriVision Shareholders (or their designees), and 51,945,225 shares of the Company’s common stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision.  As a result of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision became a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing.  There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

As a result of the consummation of the Share Exchange, BriVision is now our wholly-owned subsidiary and its shareholders own approximately 79.70% of our issued and outstanding common stock.

Prior to the execution and delivery of the Exchange Agreement, our board of directors approved the Share Exchange and the transactions contemplated thereby. Similarly, the board of directors of BriVision approved the Share Exchange. Reference is hereby made to Item 2.01 regarding the completion of the Share Exchange.

All references to the “Combined Company” refer to American BriVision (Holding) Corporation and its wholly owned subsidiary, American BriVision Corporation.

Following the Share Exchange, we have abandoned our prior business plan and we are now pursuing BriVision’s historical businesses and proposed businesses, which focus on the development of new drugs and innovative medical devices to fulfill unmet medical needs.  The business model of the Company is to integrate research achievements from world-famous institutions, conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Accounting Treatment of the Merger

For financial reporting purposes, the Share Exchange represents a “reverse merger” rather than a business combination and BriVision is deemed to be the accounting acquirer in the transaction.The Share Exchange is being accounted for as a reverse-merger and recapitalization. BriVision is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of BriVision and will be recorded at the historical cost basis of BriVision, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and BriVision, and the historical operations of BriVision and operations of the Combined Company from the closing date of the Share Exchange.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger and Related Transactions

As described in Item 1.01 above, on February 8, 2016, the Company and BriVision closed the Share Exchange.  BriVision is a biotechnology company focused on the development of new drugs and innovative medical devices to fulfill unmet medical needs.  As of the date of this Report, it has started the business since July 2015. The following sets forth information about the agreements and events relating to the Share Exchange.

Tax Treatment and Small Business

The Share Exchange is intended to constitute a tax free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Share Exchange, the Combined Company continues to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

FORM 10 INFORMATION

Prior to the Share Exchange, we were a public reporting company with nominal operations.  While we did not deem ourselves a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”), in light of the lack of operations prior to the Share Exchange and the resulting change in our business, we are voluntarily providing the information as is required pursuant to Item 2.01(f) of Form 8-K, as if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange.

BUSINESS

The Company’s operating company, BriVision, was incorporated in 2015 in the State of Delaware. It is a biotechnology company focused on the development of new drugs and innovative medical devices to fulfill unmet medical needs.  The business model of the Company is to integrate research achievements from world-famous institutions (such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center), conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets.

I.

Our Products

Below is a list of the products that we are authorized to use or develop

1.

ABV- 1501  Triple Negative Breast Cancer - Combination therapy for Triple Negative Breast Cancer (TNBC)

2.

ABV-1502  Solid Tumor with Anti-PD1 - Combination therapy for solid tumors

3.

ABV-1503  Chronic Lymphocytic Leukemia - Combination therapy for Chronic Lymphocytic Leukemia

4.

ABV-1504  Major Depressive Disorder - Major Depressive Disorder (MDD)

5.

ABV-1505  Attention Deficit Hyperactivity Disorder - Attention Deficit Hyperactivity Disorder

1.

ABV-1501 Triple Negative Breast Cancer - Combination therapy for Triple Negative Breast Cancer (TNBC)

ABV-1501 is an oral botanical drug applied in the combination therapy in triple-negative breast cancer (TNBC) patients, and it is a derived indication from ABV-1502. ABV-1501is developed by and authorized to usbyBioLite, Inc (“BioLite”). BioLite,incorporated under the laws of Taiwan and based in Taiwan, has been a botanical new drug development leading companysince year 2006. It is considered as a related partyto BriVision because Mr.Eugene Jiang, our CEO, acts as a directorof BioLite. The experimental animal data supports ABV-1501 for immune system enhancement and hematopoietic stem cells differentiation. According to previous animal studies, ABV-1501 combined use with existing cancer agents can not only enhance cancer cell attack but reduce toxicity induced by chemotherapies or radiotherapies; furthermore, it can activate hematopoietic stem cell function. In the animal model, ABV-1501 inhibits disease progression and causes significant overall improvements in various types of cancer, especially in breast cancer. The observation of enhancing immune cell activities and other cytokines founded the pharmacological rationale of developing as a therapeutic agent in cancer patients. The immunomodulatory ability of ABV-1501 was reported and examined in breast cancer patients and in myelodysplastic syndromes (MDS) patients by the Memorial Sloan-Kettering Cancer Center (MSKCC) research team.

ABV-1501 is an extract from Maitake mushroom, containing β-glucan as an active pharmaceutical ingredient. It has a variety of medical functionaries such as immune regulation, hematopoietic stem cells activation and the reduction of toxicity from chemotherapy.

Triple-negative breast cancer is a term that has historically been applied to cancers that are low in expression of the estrogen receptor (ER), progesterone receptor (PR), and human epidermal growth factor receptor 2 (HER2). TNBC tends to behave more aggressively than other types of breast cancer. Unlike other breast cancer subtypes (i.e., ER-positive, HER2-positive subtypes), there are no approved targeted treatments available, other than the administration of chemotherapy. The "triple-negative" refers to ≤1 percent expression of ER and PR as determined by immunohistochemistry (IHC), and that are either 0-1+ by IHC, or 2+ and fluorescence in situ hybridization (FISH)-negative (not amplified), according to American Society of Clinical Oncology/College of American Pathologists (ASCO/CAP) guidelines. TNBC accounts for approximately 20 percent of breast cancers diagnosed worldwide, which amounts to almost 200,000 cases each year. TNBC is more commonly diagnosed in women less than 40 years compared with hormone-positive breast cancer. In one study, there was a twofold higher attributable risk of triple-negative breast cancer in women under 40 years compared with women over 50 years (odds ratio [OR] 2.13, 95% CI 1.34-3.39).

1)

The status of breast cancer treatment Description

Triple-negative breast cancer (TNBC) represents just under 20% of all breast cancer (BC) cases, according to ‘IMS Institutes for Healthcare Informatics’ (IMS Health)epidemiologic analysis. TNBC tumors are “triple” negative because their cells lack estrogen receptors, progesterone receptors, and the HER2 oncogene. Where these biomarkers are present, BC can be handled with anti-estrogenic therapies or anti-HER2 monoclonal antibodies (MAbs). But when it comes to TNBC, oncologists have no FDA-approved targeted drugs in their arsenal, other thanchemotherapy, which has limited success against metastatic TNBC.

In the perspective of breast cancer market analysis, breast cancer is the second highest incidence of cancer. According to the World Cancer Research Fund, 1.7 million people have been diagnosed with breast cancer worldwide in 2012. Breast cancer tops the global cancer incidence ranking, particularly in female cancer patient population. Averagely, every four female cancer patients have a risk of breast cancer. The global patient population of TNBC estimated is around 2.55 million among 17 million patients diagnosed with breast cancer.

The market value for TNBC therapeutics will increase more than fourfold, from $1.45 billion in 2013 to an estimated $6.12 billion by 2023, as the treatment landscape shifts from chemotherapy to hormone therapies. This growth will occur across eight major markets (the US, France, Germany, Italy, Spain, UK, Japan and Taiwan) at a Compound Annual Growth Rate (CAGR) of 15.5%, will largely be driven by the launch of several premium-priced products and their rapid acceptance and reimbursement across various settings. Three of the most exciting classes of premium-priced products due to launch during the forecast period include the Cyclin-dependent kinases(CDK) 4/6 and phosphatidylinositide-3-kinases (PI3K) inhibitors in the hormone receptor-positive (HR+) setting andPoly ADP ribose polymerase(PARP) inhibitors in the Breast Cancer Gene(BRCA) mutation positive subset of the triple negative breast cancer (TNBC) setting. These medications are expected to account for $5.1 billion and 84% of global HER2-negative breast cancer treatment sales by 2023. By the end of the forecast period, CDK4/6 and PI3K inhibitors will account for $3.6 billion and 79% of global sales in the HR+ setting, while PARP inhibitors will account for $1.02 billion and 94% of the market for TNBC treatment.

According to IMS Health, the market size of breast cancer is about $ 9.8 billion in nine major market (the United States, France, Germany, Italy, Spain, United Kingdom, Japan, Taiwan and Brazil), and it is expected to reach $ 18.2 billion in 2023, a compound annual growth rate (CAGR) is 6.4% (Figure 1).

Figure 1. Nine global market for breast cancer drug market size (IMS Health)

The top ten pharmaceutical companies in sales of breast cancer medications are Roche, Norvatis and AstraZeneca, products includes Herceptin, Avastin®, Perjata®, Kadcyla®, Afinitor®, Femara® and Faslodex® (Figure 2). The total market share of thethree major companies is about 70%, and the rest of firms partially divide 30% of market shares. Although several patent of breast cancer drugs such as Herceptin will be expired, competitors will certainly take the chances to launch bio-similar medications onto the market. However, because the barrier height of macromolecular drug is more challenging than small molecular drug, the market trend of breast cancer drug is expected to undergo a slight market fluctuation only.

Pharmaceutical Manufacturer	Drug	Percentage
Roche	Herceptin	70%
Roche	Avastin
Roche	Perjeta
Roche	Kadcyla
Novartis	Afinitor
Novartis	Femara
AstraZeneca	Faslodex
Celegene	Abraxane	3%
Eisai	Halaven
GlaxoSmithKline	Tyverb
Others		27%

Figure 2. Global pharmaceutical manufacturers and nine breast cancer drugs market share(IMS Health)

2)

Status and bottlenecks in breast cancer treatment

Surgery, chemotherapy, radiotherapy, hormonal therapy, and targeted therapy are the popular approaches to treat with breast cancer. Depending on the degree and size of the tumor, cancer metastasis as well as progression, breast cancer can be divided into four stages. Stage 1 breast cancer is split into 2 stages: Stage 1A means that the tumour is 2cm or smaller and has not spread outside the breast, and Stage 1B means that small areas of breast cancer cells are found in the lymph nodes close to the breast and either with no tumor is found in the breast ortumor is 2cm or smaller. Stage 2A meansthere is no tumor or a tumor 2cm or smaller in the breast and cancer cells are found in 1 to 3 lymph nodes in the armpit or in the lymph nodes near the breastbone. Stage 2B means the tumor is larger than 2cm but not larger than 5cm and small areas of cancer cells are in the lymph nodes. Stage 3 means the tumor may be any size and cancer is found in 4 to 9 lymph glands under the arm or in the lymph glands near the breastbone. Patients with Stage 1-3 groups are relatively treatable and have higher survival rate. The general treatment is surgery to cut the cancer infected area and remain the normal tissues as much as possible. Sometimes, patients would receive chemotherapy to minimize tumor size to ease surgery process. After surgery, radiotherapy is the main treatment combined with hormonal therapy to reduce recurrences.

According to statistics from the US National Cancer Institute's SEER database, the survival rate of breast cancer patients with Stage 1-3 within five years after treatment is about at least 70%. However, the survival rate of breast cancer patients with Stage 4 within five-year dramatically drops to 22% only due to massive metastasis and severe disease progression to lymph nodes and other organs. Therefore, the development of medication to treat with poor prognosis breast cancer after surgery is urgent; otherwise, the combination use is essential to beat obstacles.

1.

ABV-1502 Solid Tumor with Anti-PD1 - Combination therapy for solid tumors

1)

Intellectual Property Rights of American BriVisionCooperation in ABV-1502 and Nivolumab combined use

The proprietary of tangible and intangible assets related to ABV-1502 and Nivolumab(PD-1 inhibitor/ PD-1 is a protein: Programmed cell death protein 1) combined use transferred byBioLite, Inc. to American BriVisionCooperation. In the technique aspects of formula, manufacturing process, safety profiles, animal study models, investigational new drug application of ABV-1502 are developed commercially in phase II clinical trial. ABV-1502 is a novel extract from Maitake mushroom for development in the prospect of botanical drugs. It has been patented in four major regions as below:

Patent name	Year	Patent Code	Region
Antitumor substance extracted from Grifola	2006	CN1120173	Taiwan
Antitumor substance extracted from Grifola	2006	US5854404	USA
	2006	EP0893449	European Union
	2006	JP2859843	Japan

2)

Technology

The information in accordance with extraction methods, techniques, manufacturing process, formula, drug design of ABV-1502 is confidential, hence the limited ABV-1502 illustration in this report. However, the features and values of ABV-1502 revealed can meet the requirements for technology screening.

3)

Introduction of ABV-1502

ABV-1502 is developed as a combined use with Nivolumab in patients with solid tumors. ABV-1502 is an extract from Maitake mushroom, and the active pharmaceutical ingredient is beta-glucan. Maitake mushroom (Grifolafrondosa) is a basidiomycete fungus belonging to the order aphyllopherales and family polyproraceae.  Numerous beta-glucan from the fruiting body cultivated mycelium of Maitake mushroom have been reported to enhance innate and cell-mediated immune responses in animals and humans. ABV-1502 enhances the release of TNF-a, IL-6, IL-12, and interferon(IFN)-g, as well as phagocytic activity and natural killer (NK) cytotoxicity in human blood in vitro. The phagocytic activity is enhanced in leukocytes by ABV-1502 without exerting detectable level of sera proinflammatory cytokines, suggesting that ABV-1502 enhances host innate immunity against foreign pathogens without eliciting an adverse inflammatory response. ABV-1502 exerts its antitumor effect in tumor-bearing mice by enhancing the immune system through activation of macrophages, T cells, and NK cells.

In addition, previous animal studies reported ABV-1502 enhances hematopoiesis, granulopoiesis, and leukocyte recovery in peripheral blood due to enhancement of granulocyte macrophage colony-stimulating factor (GM-CSF), granulocyte colony-stimulating factor (G-CSF) and production. The studies indicated ABV-1502 mobilizes granulocytes, ameliorates bone marrow colony formation and differentiation, as well as reduces myelosuppression of chemotherapy such as Doxorubicin, Mitomycin-C, Cisplatin and Paclitaxel in animal models(Sources: IntImmunopharmacol. 2004 Jan;4(1):91-9.;  Nutrition. 2005 May;21(5):624-9.; IntImmunopharmacol. 2009 May;9(5):620-6. doi: 10.1016/j.intimp.2009.02.005. Epub 2009 Feb 26.; Cancer ImmunolImmunother. 2010 Jun;59(6):885-97. doi: 10.1007/s00262-009-0815-3. Epub 2010 Feb 6.)

In a nonrandomized clinical trial of ABV-1502 in patients with stage II-IV lung and breast cancer, IL-12 production is enhanced with associated activated macrophages, T cells, and NK cells in ABV-1502 treated patient.  In another clinical trial of ABV-1502 in 10 patients with stage II-IV lung, breast, or gastric cancer who were not undergoing conventional treatments, ABV-1502 delayed metastases and reduced the expression of tumor markers associated with increased NK cell activity in all patients examine.  Further study revealed that ABV-1502 inhibited tumor metastases by activating NK cells, enhancing IL-12 production from antigen presenting cells (APCs) and suppressing of intercellular adhesion molecule (ICAM)-1, leading to the inhibition of tumor cell adhesion to vascular endothelial cells.

In a phase I/II dose escalation trial, 34 postmenopausal breast cancer patients, free of disease after initial treatment, were enrolled sequentially in five cohorts. Participants were enrolled at the Memorial Sloan-Kettering Cancer Center (MSKCC) Breast Center between March 2004 and January 2007. ABV-1502 was taken orally at 0.1, 0.5, 1.5, 3, or 5 mg/kg twice daily for 3 weeks. Non safety and tolerability issues were detected.

ABV-1502 meets the requirements of solid tumor cancer patients. It is able to inhibit cancer progression even without adjunct therapies. Although the level of CD4+(CD4 (cluster of differentiation 4) is a glycoprotein found on the surface of immune cells such as T helper cells, monocytes, macrophages, and dendritic cells) and CD8+(CD8 (cluster of differentiation 8) is a transmembrane glycoprotein that serves as a co-receptor for the T cell receptor (TCR). Like the TCR, CD8 binds to a major histocompatibility complex (MHC) molecule, but is specific for the class I MHC protein)cells remained in the similar level after treatments, other immune cells related to NK cell activity undoubtedly increase during the administration. Moreover, ABV-1502 not only increases NK cell activities in lymph nodes but also in peripheral blood. The results suggest that ABV-1502 reverses the decrease in T cell number and activity seen in cancer, and is capable of enhancing and maintaining peripheral blood NK cell activity in patients with lung and breast cancer.

a.

Introduction of PD-1 inhibitor (Opdivo®)

Opdivo® contains an active component called Nivolumab, which is a human immunoglobulin G4 (IgG4) monoclonal antibody. The drug inhibits the proliferation of T-cells and production of cytokine by binding to the PD-1 receptor, and by blocking its interaction with programmed death-ligand 1(PD-L1) and programmed death-ligand 2 (PD-L2), resulting in decreased tumor growth. It is administered intravenously. PD-1 is more broadly expressed than cytotoxic T-lymphocyte-associated protein 4 (CTLA4) and induced on B cells and NK cells as well, which was involved in virus-specific immunity through mediating antibody production and enhanced NK cell activity. Increased PD-1 and decreased CD28(Cluster of Differentiation 28 is one of the proteins expressed on T cells) expression were found on tumor-infiltrating lymphocytes in chronic hepatitis B virus (HBV)-associated hepatocellular carcinoma and Human papillomavirus (HPV)-associated head and neck cancer, while PD-L1 was expressed in HPV and HBV-associated cancer. Chronic antigen exposure induced by chronic viral infection and tumorigenesis led to persistently high levels of PD-1, inducing a state of exhaustion among cognate antigen-specific T cells, which could be reversed by PD-1 blockade.

The general findings of increased PD-1 expression on tumor-infiltrating lymphocytes and the increased PD-1 ligand expression on tumor cells provided an important rationale to use an anti-PD-1 antibody to enhance intratumoral immune responses.  Several anti-PD-1 antibodies including pembrolizumab and nivolumab have displayed significant antitumor activities in patients with advanced non-small cell lung cancer (NSCLC), melanoma, renal cell cancer and many others. On September 4, 2014, the U.S. Food and Drug Administration(US FDA) granted accelerated approval to pembrolizumab for the treatment of patients with metastatic melanoma and disease progression following ipilimumab and a BRAF inhibitor if BRAF V600 mutation positive.

Nivolumab (MDX-1106, BMS-936558, Opdivo) is a fully human IgG4-blocking monoclonal antibody directed against PD-1 with a half-life of 12-22 days. In another phase I trial of 296 patients with NSCLC (n=75), melanoma (n=55), colorectal cancer (n=18), renal-cell cancer (n=17), ovarian cancer (n=17), pancreatic cancer (n=14), gastric cancer (n=7), and breast cancer (n=4), nivolumab-mediated blockade of PD-L1 induced durable tumor regression (6 to 17% over all response rate (ORR)) and prolonged stabilization of disease (12 to 41% at 24 weeks). Cumulative response rates at all doses were 18% among patients with NSCLC, 28% with melanoma, and 27% with renal-cell cancer. Responses were durable. It was of great interest to note that none of 17 patients with PD-L1-negative tumors had an objective response while 9 of 25 patients (36%) with PD-L1-positive tumors had an objective response (P=0.006). Nivolumab was safely administered up to 10 mg/kg IV every two weeks but the dosage at 3 mg/kg IV every two weeks was chosen for phase II studies.

b.

The Use of ABV-1502 and Nivolumab

Cancer immunology involves a series of immune responses for the specific destruction of cancer cells. Tumorigenesis is recognized by the immune system, which in turn will control tumor development. Tumor specificity of the immune response depends on the recognition of tumor antigens, which can be enhanced by ABV-1502 through its modulating activity on dendritic cell maturation, or can be inhibited by the immune checkpoint pathway such as PD-1 that can be blocked by Nivolumab.  ABV-1502 can induce proinflammatory cytokines and activate NK cells to augment systemic anticancer immune responses, associated with induced systemic tumor-antigen specific T cell response, increased infiltration of the activated T cells into the tumor sites, and decreased number of tumor-caused immunosuppressive cell such as regulator T cells and myeloid-derived suppressor cells.

It is noted that the PD-1/PD-L1 immune checkpoint pathway plays a critical role in the creation of a site for viral persistence and virus-associated tumorigenesis and development.  The interaction between PD-1, expressed by activated effector or regulatory T cells, and PD-L1 and PD-L2 resulted in the inhibition of T-cell function. In 115 patients with cervical carcinomas, PD-L1 was expressed in 19%, and PD-L2 was expressed in 29%, which did not show a direct impact on patient survival. PD-1 was expressed by > 50% of both the infiltrating CD8+ T cells and CD4+Foxp3+ T cells (T regulatory cells), irrespective of PD-L1 or PD-L2 expression on the surface of tumor cells.  The presence of PD-L1 during the activation of CD4+Foxp3+ regulatory T cells impaired their suppressive function.  Patients with a relative excess of infiltrating regulatory T cells displayed a better survival when the tumor was PD-L1 positive. PD-1 is expressed by a vast number of infiltrating CD8 T cells, suggesting that blockade of PD-1 could have therapeutic potential in cervical cancer. Therefore, the combined ABV-1502 with Nivolumab will be a synergistic strategy for cancer immunotherapy since they modulate different pathways in the immune system (Sources: BCC Research.; Citigroup).

c.

Competitive Advantage

The comparison between ABV-1502 combined with PD-1 inhibitor and existing treatments is below:

	ABV-1502+PD-1 inhibitor	Existing Treatments
Efficacy	Specific for checkpoint	Moderate
Side effect	Relatively moderate	Relatively severe
Compliance	High	Low

The efficacy of ABV-1502 is comprehensively characterized in animal studies and human trials during past two decades. In animal models, the tumor inhibition rate is around 40-93%, varying with cancer cell types implanted in mice. Moreover, BLI-1410-1 presents tumor metastasis ability, and reduces immunological suppression induced by other chemotherapies or radiotherapies via enhancement of immune system without severe adverse effects. Clinical observation indicates ABV-1502 is the better therapeutic option among cancer treatments. In the perspective of side effect, ABV-1502 caused two patients withdrawn in the breast cancer clinical trial (total enrolled 34 patients) due to joint swelling (1 mg/kg) and allergy (10 mg/kg). In the health human trial and myelodysplastic syndromes patients trial was non toxicity and adverse effect observed. The toxicity, therefore, is relatively small when compared with existing treatments, which affect blood and bone marrow. In contrast, ABV-1502 is capable of revising those side effects as an immune-moderator role. This feature is a competitive edge on the market of antitumor medications. The oral intake liquid form of ABV-1502 is another advantage that eases patients to comply with administration,  as oral administration is much more convenient than traditional injection of chemotherapy(Source: J Cancer Res ClinOncol. 2009 Sep;135(9):1215-21. doi: 10.1007/s00432-009-0562-z. Epub 2009 Mar 1).

4)

Future Development

The development team of ABV-1502 encompasses a wide range of scientists from Taiwan, Japan and America, who are physicians, clinical researches, pharmacists, biological scientists in American BriVisionCooperation, Memorial Sloan Kettering Cancer Center as well as MD Anderson Cancer Center. Two-phase I/II clinical trial in breast cancer and myelodysplastic syndromes patients had been performed in Memorial Sloan Kettering Cancer Center, resulting in the poetical competitive edges for solid tumor patients. The timeline for development is below:

*IND: Investigational New Drug

*NDA: New Drug Application

Investigational new drug application will be filed in 2016, and then implementing phase II clinical trial in America. Large effort will be poured into phase III human trial for at least three years until 2020. Predictably, new drug application will be obtained in 2022. Currently, the documents for applying IND are completed, and next step will be filing IND application to US FDA.

5)

Market Analysis

a.

Overview of Oncology Drug Market

Oncology drug development is one of the fastest growth markets in the pharmaceutical industry. An unmet need in new cancer treatment is increasing annually. In the perspective of market segmentation, annual growth of oncology drug development twice the growth rate of total drug development market, accounting for 8%. According to Institute of Mathematical Statistics, the value of the global oncology drug market was about $56 billion in 2010, and $67.4 billion in 2013, the growth rate was around 5-8% (Figure 1). The global oncology drugs market is expected to reach at $111.9 billion by 2020 (Figure 2). Patent expiration of key cancer drugs such as Herceptin, Erbitux, Rituxan and Avastin, is expected to boost the growth of cancer biosimilar market by 2020. Going further, the biological therapies are expected to dominate the market by 2020, due to their high efficacy, target specific action and less toxicity.

Geographically, North America dominates the market followed by Europe. North America accounted for about ~38% share in the overall oncology drugs market in 2013 owing to the heavy investments by multinational companies in research and development of cancer drugs, particularly immune therapeutics, favorable reimbursement policies, and high adoption rate of immunotherapies. On the other hand, Asia-Pacific market would grow at the promising CAGR of 8.7% during the forecast period. Such high growth rate is majorly due to increasing awareness towards advanced therapies namely immunotherapies and increase in per capita healthcare spending.

Figure 1. The global use of medications: outlook through 2016

Figure 2. The global oncology drugs market prediction

b.

Current status of Immunotherapy Market in 2015

The traditional treatment for tumors are surgery, radiation and chemotherapy. The latest treatment is immunotherapy based on the theory of immune system modulatory. It is the treatment of disease by inducing, enhancing, or suppressing an immune response. Immunotherapies designed to elicit or amplify an immune response are classified as activation immunotherapies, while immunotherapies that reduce or suppress are classified as suppression immunotherapies.

According to BCC Research, the global immunotherapy for cancer reached $19.6 billion in 2006 and $37.2 billion in 2012. Monoclonal antibody accounts for the largest market share globally. It was over $10.4 billion and 16.1 billion in 2012. Accordingly, the annual growth was 6.2%, forecasting a significant revenue generator (excess of $80 billion) for the biopharmaceutical industry by 2020. Over the next decade, immunotherapies will be the backbone of cancer treatments in 60% of cancer types. It is forecast that by 2020, Avastin®, Opdivo®, Revlimid®, Rituxan® and Xtandi® will be the top five cancer drugs. A single drug, Bristol-Myers Squibb's Yervoy, for example has earned revenues of about $960 million in 2013 and it is expected to have a market value of $1,775.2 million in 2020. Industry Experts have predicted that Keytruda® and Opdivo® will generate sales revenues of $2.9 billion and$4.3 billion respectively in 2019. The immunotherapy drugs market is estimated to grow at a CAGR of 12.8% to reach $73,529.2 million by 2020. The checkpoint inhibitors such as Nivolumab (Opdivo®), by type of drugs, are expected to witness the fastest growth during the forecast period. One of the most recent discoveries, the checkpoint inhibitors are expected to grow at highest rate during the forecast period among all the segments of cancer immunotherapy drugs. The growth of the segment is owing to the technological advancements and high efficacy.

By region, the immunotherapy drugs market is segmented into North America, Europe, Asia-Pacific and Rest of the World. The North American geographic segment is expected to account for the largest share of this market, followed by Europe in 2015.

The major drivers for the growth of immunotherapy drugs market are increasing incidence of different types of cancer; focus on targeted therapies with fewer side effects and quicker drug approval processes. On the other hand, the high cost of novel cancer therapies and limited knowledge of cancer immune-biology are the major factors hindering the growth of immunotherapy drugs market.

c.

Current Market of Nivolumab (Opdivo®) in 2015

The patient number of non-small cell lung cancer is around 1,800,000 globally (Figure 3). Non-small cell lung cancer is the second most common cancer in both men and women, and patients who are diagnosed with the condition have an extremely poor prognosis, with five-year survival rates limited to approximately 2% in US patients diagnosed at stage four of the disease. Bristol-Myers Squibb Company’s Opdivo® has been approved by the US FDA for the treatment of melanoma, a type of skin cancer, and advanced non-small cell lung cancer, for patients whose disease has progressed after platinum-based chemotherapy. MorningStar, Inc., is the first oncology drug market analyst to high-positively forecast the global market of immune check endpoint inhibitor will reach $33 billion by 2022. The market shares of Opdivo® being the first approved check point inhibitor for lung cancer will be 37%, revenues is expected to bebe over $10 billion annually(Source: MorningStar, Inc). Although Merck is going to apply more indication (NSCLC) to Keytruda® in 2015, it is far behind Bristol-Myers Squibb so is much late than it seems(Source: MorningStar, Inc).The market shares of Keytruda® will be only around a quarter; however, some analysts advocate Keytruda® will overcome Opdivo®due to more approved indications obtained in the future.

Figure 3. Cancer incidence, mortality and prevalence worldwide

Nonetheless, on November 16, 2015, Bristol-Myers Squibb announced that the FDA has accepted its supplemental biologics license application, for renal cell carcinoma. Nearly 90% of total kidney cancer cases are renal cell carcinoma, which account for over 100,000 deaths worldwide every year(Source: BCC Research.; Citigroup).The European Commission approved Opdivo® in June 2015. This makes Opdivo® the one and only PD-1 inhibitor approved for both first- and second-line treatment for advanced melanoma patients in Europe.

d.

The other potential immunotherapy for solid tumor

Figure 4 shows the other immunotherapy for cancer treatment. Roche’s MPDL3280A and AstraZeneca’s MEDI4736 are two potential immunotherapies for solid tumor treatment that may be also a combined candidate with ABV-1502. Both medications are in phase III drug development stage, and probably would be launched after 2016; the market shares would be 21% and 16% respectively.

Figure 4. Global immunotherapy for checkpoint inhibitors

1.

ABV-1503  Chronic Lymphocytic Leukemia - Combination therapy for Chronic Lymphocytic Leukemia

1)

Product Introduction:

a.

The key of technological characteristics and advantages.

ABV-1503 New Drug of North America Chronic Lymphocytic Leukemia is an anti-cancer oral new botanical drug which is developed and marketed by BioLite, Inc. The main ingredients of

BLI-1501 New Drug of North America Chronic Lymphocytic Leukemia are Epigallocatechingallate (EGCG) and curcumin. The combination of these two active ingredients has the potential to produce special synergism and effect on CLL.  The key of technological characteristics are as follows:

1.

Epigallocatechingallate (EGCG). The researches from both domestic and abroad haverevealed that “Catechins” is the reason why anti-oxidation effect of green tea is acknowledged (Sources: 1.Tea catechins and polyphenols: health effects, metabolism, and antioxidant functions.; Higdon JV, Frei B.; Crit. Rev. Food Sci. Nutr. 2003;43(1):89-143.   2.Green tea extract supplementation does not hamper endurance-training adaptation but improves antioxidant capacity in sedentary men.;  Kuo YC, Lin JC, Bernard JR, Liao YH;  ApplPhysiolNutrMetab. 2015 Oct;40(10):990-6.). There are only 4 kinds of catechinsthat have the effect of anti-oxidation in 134 kinds of catechins; these 4 kinds of catechins account for up to 99 percent of “total catechins” which contains non-esterfied EC(epicatechin), EGC(epigallocatechin) and esterified ECG(epicatechin-3-gallate), EGCG(epigallocatechin-3-gallate). EGCG has strong anti-oxidation effect to inhibit the growth, migration and metastasis of tumor via several mechanisms. Thus, EGCG is considered as a potential ingredient to develop chemical prevention or treatment drug. High level EGCG has the ability of anti-oxidation, preventing cardiovascular disease, anti-cancer, elevating the ability to clear free radical, chelating with metal ion to reduce oxidation, reducing lipid oxidation, inhibiting blood sugar rises, Deodorant and anti-inflammatory. In addition, it can significantly effectively eliminate stubborn fat in the body. EGCG has 8 OH bonds which has powerful ability to reduce free radical. When the long-chain tightly interlock large lipid (accumulated stubborn body fat), positive electricity of the surface encounters EGCG with 8 OH bonds, it is easy to fall apart into small fat body because of its chelation. Small fat body will fall apart again into unsaturated fatty acid because of encountering EGCG. Unsaturated fatty acids benefit to human body with harmless, easy to be used by the body, but also easy to smoothly enter the metabolic cycle system. But there had an unexpectedly finding from patients’ body during the study, secretion of fatty acid synthase (FAS) was proportional to activity of tumor cells. In other words, the more of FAS, the more of cancer reaction. This phenomenon can prove that if FAS is under controlled, the activity of tumor cells can be reduced and inhibited at the same time.

2.

Activity from Curcumin, and its special effect after combination.  Curcumin is used by people in India and other Asian countries for thousands years. It was first used as staining agent until it was found that it had multiple special effect, and widely used in trauma, parasitic infections and skin diseases. The effect of curcumin includes scavenging free radical to reduce the threat of disease; and inhibiting abnormal hyperplasia to prevent cancer. Besides, it may also prevent the invasion of environmental toxicants into the body, enforce the defense function of body, lower cholesterol and reduce the opportunity of inflammation, anti-oxidation to slow down aging, and effectively protect the digestive system to attenuation of chronic gastric ulcer and other related symptoms. Related researches of curcumin are as follows:

(1)

Professor Nishino of Kyoto Prefectural University of Medicine in Japan and Cancer Institute of Rutgers, The State University of New Jersey in U.S.A. (1997) reported the anti-cancer activity of curcumin. Curcumin was applied to the surface of the cancer skin in the promotion stage. It was found that curcumin had strong function on inhibiting skin cancer.

(2)

Rao, et al. (1995) used AOM (Azoxymethane) induced colorectal cancer in rats as experimental model. It proved that curcumin had powerful preventive effect of colorectal cancer. In addition, they also clarified that oral intake curcuminoids also had a strong preventive effect of cancer.

(3)

Professor Sato and others of Tokushima University in Japan found that curcumin can inhibit cancer cell proliferation. Professor Sato put curcumin which was extracted from turmeric into two kinds of cancer cell proliferation related enzymes and made them produce reaction at 37℃. The result showed that curcumin had better activity of inhibited enzyme rather than anti-cancer drugs which were used nowadays.

(4)

Council of Agriculture used rats in-vivo experiment to prove that curcumin can induce the proliferation of T lymphocyte. It means that curcumin has potential ability to modulate immune system.

Curcumin can suppress the cell proliferation in human colon cancer cells, the growth rate of tumor cells slow down for 50% in vitro experiment. In other hand, some researches reveal that curcumin may transform into other substance, which might hurt DNA in the nucleus. Therefore, further study of the anti-cancer function of curcumin is needed. Sources: Curcumin, a natural plant phenolic food additive, inhibits cell proliferation and induces cell cycle changes in colon adenocarcinoma cell lines by a prostaglandin-independent pathway.,Hanif R, Qiao L, Shiff SJ, Rigas B., J. Lab. Clin. Med., 1997 Dec130(6):576-84;  Mitochondrial and Nuclear DNA Damage Induced by Curcumin in Human Hepatoma G2 Cells,  Jun Cao, Li Jia, Hui-Min Zhou, Yong Liu and Lai-Fu Zhong; Toxicol. Sci.(June 2006) 91 (2): 476-483.)

1)

Market profile of CLL combination therapy:

a.

The status of CLL treatment

In the past 10 years, a significant change shows on the strategy of treating chronic lymphocytic leukemia (CLL): the efficacy of CCL therapy improve to have complete remission, eradicate disease and increase survival rate from ease the pain palliative only.

The development of Rituxan (rituximab) and its application in chemotherapy force the changes on anti-CLL therapy and Rituxan has been set as the standard drug for treating patients under 65 years old. However, the application of Rituxan on CLL is still limited, mainly on two common type of CLL: elderly patients and high-risk patients with complications. Furthermore, around 25% and 50% of patients have relapse in the two years of preliminary and secondary treatment, and the efficacy is bad on the patient who has remission for several years. Therefore, the treatment on CLL cannot be sufficient still.

The early studies showed that the development of B-cell receptor (BCR) signaling pathway and CLL has a strong relationship with the high response and the continuing remission. Thus, the small molecule drugs that targeting on BCR signaling pathway develop rapidly. Imbruvica (ibrutinib) is the first oral Bruton tyrosine kinase (BTK) inhibitor approved by accelerating approval and apply on the treating of relapsed / refractory malignant lymphoma but without a sufficient database of long-term survival studies.

At this moment, the new therapy is now facing several challenges. It is necessary to provide a higher response, especially on elderly patients and high-risk patients with complications. And the resistance caused by current therapies need to be overcome as well.

Currently, the only way to cure CLL is allogeneic hematopoietic stem cell transplantation (HSCT) but cannot be applied on the majority of CLL patients. And the standard treatment of CLL is chemical immunotherapy, whichis suitable for patients under 65 years old but not on elderly patients and high-risk patients. The final question is whether a small molecular therapy could possiblycure CLL radically. We hope the improvement on CLL pathogenesis identification and Prognostic cytogenetic and molecular changes will force the development of novel targeted small molecule inhibitors.

b.

The status of CLL market

The sales of chronic lymphocytic leukemia drug in market areup to $ 2.24 billion in 2014. In past five years, the price of chronic lymphocytic leukemia drug is quadruple since the new drugs (Ibrutinib, Idelalisib and Obinutuzumab) were released into market, the annual complex growth rate is up to 23%. The United States has the largest market in CLL drugs, account for 63% of total sales.

The rituximab of Roche, Ibrutinib of AbbVie and the Genmab of Novartis are the top three selling drugs in the chronic lymphocytic leukemia market. This three drugs account for 94% of the total sales. The rituximab dominated the 2014 chronic lymphocytic leukemia drug market, and hada sales of $ 1.37 billion and accounted for 61% of total sales. The Ibrutinib also has a huge potential in the market as a drug with annual sales of up to $425 million since released in February 2014. The total sales of Ofatumumab were $310 million in 2014, accounting for 14% of the market sales.

The lymphocytic leukemia drug market in the next three years is expected to grow continuously and we expect that each year we will have new drugs approved by US FDA and enter the market. According to the current growth rate, the market sales are expected to reach $4 billion in 2018.

1.

ABV-1504 Major Depressive Disorder - Major Depressive Disorder (MDD)

1)

Introduction of ABV-1504

ABV-1504 is a botanical investigational drug product in oral dosage form (capsule) containing Radix Polygalae (Polygala tenuifoliaWilld) extract. Radix Polygalae is a common herb prescribed in Taiwan as sedative, antipsychotic, cognitive improving and anti-inflammatory drugs. It is used for insomnia, anxiety and heart palpitations1. In the TBZ-induced hypothermia study, a typical depression animal model, ABV-1504 significantly elevated body temperature as Imipramine, a prescription drug for depression. It indicates that ABV-1504 possesses anti-depressive ability. In our in vitro study, ABV-1504 exhibits properties of a norepinephrine reuptake inhibitor, a typical antidepressant category. These results provide solid evidence supporting that ABV-1504 might be used for treating depression.

Depression is a serious problem worldwide. According to WHO report, there are 350 million people suffering from depression and some of them are unable to work. Even though the patients of depression have been treated with standard regimen, only 30~40 % of patients could fully remit. Furthermore, recurrence of depressive episode makes mortality and attempted suicide rate elevates to 21%. Accordingly, there is no doubt that a new antidepressant with higher efficacy and safety could alleviate the suffering of depressive patients.

In light of the results of our previous study, ABV-1504 may be a potential antidepressant and benefit people who are disturbed by depression. Therefore, we would like to investigate the effects of ABV-1504 on patients with depression. The Phase I clinical trial of ABV-1504 was completed in 2013, and the Phase II clinical trial is proceeding, to evaluate the therapeutic effect of ABV-1504.

2)

Technical Capability and Features of ABV-1504

ABV-1504 is a new anti-depressant drug, which is licensed form Pharmaceutical Industry Technology and Development Center (PITDC). ABV-1504 is a botanical investigational drug product extracted from Radix Polygalae (Polygala tenuifoliaWilld), and it is more acceptable for patient because of the higher safety and fewer side effects.

a.

Product and Technologies

Depression is a serious problem worldwide. According to WHO report, there are 350 million people suffering from depression, and the market capitalization of anti-depressant drugs is the second place in the central nerve system medicine.

The anti-depressant drug ABV-1504 is a new botanical drug, and it is a Norepinephrine Reuptake Inhibiter (NRI) in oral dosage form (capsule). Following is the development flowchart of ABV-1504:

b.

Key Technical Features and Advantages

The main components of the anti-depression drug ABV-1504 is PDC-1421 (380 mg/capsule), PDC-1421 derived from traditional medicine Polygala tenuifolia. PITDC extracted it by using the unique experience in pharmaceutical manufacturing process, and the specifications of the raw material, Active Pharmaceutical Ingredient (API), and product specification are all completely defined. The pre-clinical drug information of ABV-1504 is completed (include all chemistry, manufacture and control data).The anti-depressant effect of ABV-1504 is validated by the GLP laboratory of EurofinsPanlabs, Inc. It suggests ABV-1504 is a potential anti-depressant drug that can inhibit norepinephrine transmission protein (norepinephrine transporter), and the anti-depressant effect was proven in the animal test.

"

Figure 2.1. The mechanism of ABV-1504

The advantages of ABV-1504 are listed below:

i.

Anti-depressant effect and the safety of ABV-1504

It was proven that ABV-1504 has similar anti-depressant effects with many clinical medicines, and exhibits same pharmacological mechanism with new anti-depression drugs. Also, the results of the toxicology study shows that ABV-1504 has fewer side effects, and it is a safe botanical new drug possesses anti-depressant effect.

ii.

ABV-1504 is extracted from traditional Chinese medicine

It has been a long time for Asian and European people to take the traditional herbal medicine for treatment, and the alternative herbal therapies also became more popular and accepted in western countries. Thus, as the extract of traditional Chinese medicine, it is expected that ABV-1504 will be accepted by the general public.

iii.

Many anti-depressant drugs are patent expired

According to statistics, sales of depression medication has reached $20 billion of the spectrum in 2009 (IMS Health Midas, December 2009), and several best-selling drug patent is about to expire. Due to the join of generics, it will make the market value gradually revised, so the development of ABV-1504 will have the opportunity to fill the gap.

iv.

Exclusive patent protection of ABV-1504

ABV-1504 has been made the patent protection in eight countries, including manufacture of new drugs and therapy direction, covering major pharmaceutical market.

"

Competitive Advantage

Current antidepressants on the market have significant side effects, such as sexual dysfunction, gastrointestinal discomfort and other problems, which is a difficulty for Western medicine to overcome, but is the biggest niche for the development of new botanical drugs. ABV-1504 is a botanical investigational drug product extracted from Radix Polygalae (Polygala tenuifoliaWilld), with higher safety and fewer side effects. The existing depressant drugs cannot meet the expectations of patients, and the population of depressed patients is increased year by year, it would be a good strategy to develop the botanical new drugs which have more safety. The known mechanism of ABV-1504 is Norepinephrine Reuptake Inhibiter, which has fewer side effects than others. And there is no market drug belonged to this catalog, and it is expected to be a new choice for patients with low response to other drugs.

Following is the comparison table of ABV-1504 and other depressant drugs:

	PDC-1421 Capsule	LI 160	Viiyard	Effexor
Development companies	BioLite, Inc.	Cassella-med GmbH & Co. KG	Clinical Data	Pfizer
Classification	Botanical drug	Botanical drug	Small compound	Small compound
Mechanism	NRI	unknown	SSRI with 5HT1A agonist	SNRI
Patent protection	Yes	No	Yes	No
Development phase	Phase II	Phase III	Phase IV	Phase IV
Market value	Not on market	Not on market	1 Billion USD	1 Billion USD

1)

Future Development of ABV-1504

The toxicology study of ABV-1504 is conducted by PITDC, and the results of the acute (14-day single dose in rats), subacute (28-day repeat dose in rats and dogs) toxicology study, and in vitro genotoxicity test show that ABV-1504 has high safety. ABV-1504 was transferred from PITDC to BioLite, Inc. in 2011, and the Phase I clinical trial of ABV-1504 was completed in Taipei Veteran General Hospital in 2013, and the Phase II clinical trial is proceeding, to evaluate the therapeutic effect of ABV-1504.

2)

Industry Analysis and Market Research

a.

Overview of the Market of Anti-depressant New Drugs

According to World Health Organization (WHO) statistics, about 3% (about 200 million) of the world population suffer from depression, and the global market value of antidepressants was approximately $20.3 billion (IMS Health Midas, December 2009), accounted for the second largest CNS drug market in 2009. In Taiwan, the proportion of depression population is higher, 8.9% of domestic people aged over 15 have moderate or severe depression, and 5.2% have severe depression. In total, there are about 170 million people in Taiwan suffer from moderate to severe depression.

According to 2011 IMS statistics, the sales of global depression drugs amounted to $20.4 billion. However, since many depression drug patents have expired in recent years, the amount of anti-depression drug sales market has been gradually reduced. Although the market value of pharmaceutical sales of depression is declining, an article in Nature Review Drug Discovery (Daniel C., 2011) noted that the sales growth of depression in overall market from 2010 to 2020 is about $11.9 billion to $14 billion, which is still the highest proportion of all of the central nervous system diseases. Therefore, there are still many pharmaceutical companies investing in the development of depression drugs in recent years, and Figure 3.1 shows the estimates of the developed new drugs. Wherein, Agomelatine and vilazodone has been approved in Europe and the United States, Vortioxetine (Lu AA21004, made by Lundbeck and Takeda) and levomilnacipran (Forest) was approved in 2013, and TC-5214 (AstraZeneca) and edivoxetine (LY-2216684, Lilly) are not yet approved due to clinical trials results are not as good as expected. In addition, Lisdexamfetamine (Vyvanse; Shire) used to treat Attention Deficit Hyperactivity Disorder (ADHD) will be applied on the clinical trial of depression, and OPC-34712 (Otsuka) will join the depression market in 2015.

Top 20 Global Therapeutic Classes, 2011, Total Audited Markets

	2011 Rank (US$)	2011 Sales (US$BN)	% Growth 2011 (LC$)	2010 Sales (US$BN)	% Growth 2010 (LC$)	2009 Sales (US$BN)	% Growth 2009 (LC$)	2008 Sales (US$BN)	% Growth 2008 (LC$)	2007 Sales (US$BN)	% Growth 2007 (LC$)
Global Market		855.5	4.8%	794.8	4.5%	753.8	6.8%	727.3	5.2%	669.7	6.2%
Oncologics	1	62.2	5.5%	56.9	9.3%	52.0	8.7%	49.1	13.1%	41.7	15.6%
Respiratory Agents	2	39.4	7.3%	36.0	7.1%	33.5	10.7%	31.2	6.1%	28.7	11.8%
Antidiabetics	3	39.2	11.4%	34.4	11.9%	30.5	13.2%	27.7	10.3%	24.4	10.8%
Lipid Regulators	4	38.7	3.7%	36.4	2.0%	35.3	5.0%	34.5	-0.9%	34.1	-5.6%
Antipsychotics	5	28.4	9.4%	25.5	9.2%	23.3	4.4%	22.8	8.2%	20.7	11.3%
Angiotensin II Antagonists	6	27.4	-0.7%	26.7	4.4%	25.2	11.3%	23.0	13.3%	19.4	14.1%
Anti-Ulcerants	7	26.9	-6.4%	28.0	-6.6%	29.7	0.7%	30.1	0.3%	29.1	2.7%
Autoimmune Agents	8	24.4	14.1%	20.8	14.8%	18.2	18.5%	15.7	19.7%	12.9	17.2%
Antidepressants	9	20.4	-1.5%	20.3	3.5%	19.4	-1.2%	20.2	1.0%	19.6	-6.2%
HIV Antivirals	10	17.4	9.5%	15.5	13.3%	13.8	15.3%	12.3	12.9%	10.7	11.6%
Platelet Aggr. Inhibitors	11	16.4	4.1%	15.3	2.0%	14.8	9.1%	13.9	10.7%	12.1	8.6%
Anti-Epileptics	12	14.1	10.1%	12.6	-3.3%	13.0	-20.4%	16.8	9.9%	15.1	13.7%
Vitamins & Minerals	13	13.9	6.1%	12.8	5.5%	11.8	8.8%	11.3	8.2%	10.1	6.6%
Vaccines	14	13.4	13.0%	11.6	7.9%	10.8	-1.3%	11.2	-0.7%	11.0	44.8%
Narcotic Analgesics	15	12.3	0.7%	12.0	6.6%	11.3	8.8%	10.5	9.1%	9.5	13.0%
Cephalosporins	16	12.0	0.6%	11.6	5.8%	10.7	6.8%	10.4	3.6%	9.6	2.8%
Non-Narcotic Analgesics	17	11.8	3.8%	11.0	-0.1%	10.9	7.6%	10.9	4.0%	10.2	8.0%
Multiple Sclerosis	18	11.7	15.8%	9.9	13.7%	8.8	17.5%	7.7	19.7%	6.3	8.4%
Hospital Solutions	19	11.4	7.9%	10.0	8.2%	9.2	8.3%	8.6	10.2%	7.3	8.0%
Anti-Rheumatics, Non-Steroidal	20	10.8	5.4%	10.1	3.2%	9.6	2.6%	9.9	3.3%	9.3	-3.1%

Source: IMS Health MIDAS, December 2011

US$: Sales and Rank are in US$ with quarterly exchange rates

LC$: Growth is in constant $ to normalize for exchange rate fluctuations

Growth rates in US$ are not recommended due to extreme fluctuations in the value of the dollar

Sales cover direct and indirect pharmaceutical channel wholesaler and manufacturers

The figures above include prescription and certain over the counter data and represent manufacturer prices

Therapy classes are defined as:

Oncologics: L1 & L2 &Revlimid&Xgeva

Platelet Aggr. Inhibitors: B1C

Respiratory Agents: R3

Anti-Epileptics: N3A

Antidiabetics: A10C,H,J,K,L,M,N,S,X

Vitamins & Minerals: A11 & A12 & A13

Lipid Regulators: C10A & C10C & C11

Vaccines: J7

Antipsychotics: N5A

Narcotic Analgesics: N2A

Angiotensin II Antagonists: C9C & C9D & C9X

Cephalosporins: J1D

Anti-Ulcerants: A2B

Non-Narcotic Analgesics: N2B

Autoimmune Agents: M1C & L4B

Multiple Sclerosis: L3B2 &Copaxone&Tysabri&Gilenya

Antidepressants: N6A

Hospital Solutions: K

HIV Antivirals: J5C

Anti-Rheumatics, Non-Steroidal: M1A

Figure 4.1. The Market Overview of world's top 20 therapeutic areas in 2011 (Source: IMS Health MIDAS, December 2011)

Figure 4.2 Anti-depression drug market overview (Source: Nat Rev Drug Discov 2011 Oct 31; 10 (11):. 809-10)

According to statistics of Datamonitor, a number of new antidepressants will be listing in 2015, so the big pharmaceutical companies merged companies which have development potential in order to maintain its revenue. To acquire new drugs antidepressant Pristiq (Desvenlafaxine), Pfizer invested heavily to merge Wyeth. Also, in order to keep the market share of antidepressants, Forest Laboratories merged Clinical Data to get the right of the new drugs antidepressant Viibryd (Vilazodone). Merging and buying the potential company/technology to develop has gradually become a business model of the large pharmaceutical companies.

Figure 4.3 Status of Anti-depression drug patents expiration and development. (Source: Market and Product Forecasts: Depression. Pipeline to rejuvenate the saturated market. Datamonitor, September 2011.)

3)

Technical Valuation and Parameter Analysis Process

a.

Analysis parameter of ABV-1504

i.

The operating life

BioLite, Inc. is committed to research and development of ABV-1504, which is the new drug extracted from plants Yuanzhi (Radix Polygalae), has higher safety and fewer side effects, and perform human clinical trials in line with USFDA regulations. BioLite has the professional research and development (R & D) technology platform and management team to create new value of the product, therefore ABV-1504 has the exclusive ability of the market.  As long as the team and the services have been positive, the market potential is unlimited. The technology of ABV-1504 are owned by BioLite, and the main characteristics and advantages are: R & D team has international experience, management is in line with US FDA standards, and patent layout is complete, in order to enhance the economic benefits of the intangible assets of BioLite.

It usually uses 3-5 years, 5-10 years, or a sustainable development to apply as the operating life for the valuation target. In consideration of the status of the development of industry, the future development potential, and the long-term business strategy of BioLite, it is reasonable to regard BioLite as a sustainable development company. ABV-1504 was licensed from PITDC till to 2026 and can be renewed. To consider of the patent life and other related issues, the operating period to 2032 will be calculated as technical value calculation base.

ii.

The revenue forecast

ABV-1504 is an anti-depression drug, so we evaluate the expertise of ABV-1504, developing commodity and derivatives, related operating cash flow of the business acquired, and the investment as a measure of the value of ABV-1504. The base of ABV-1504 research is Taiwan, and the target market is the global market.

iii.

The cost of clinical trials

The cost of clinical trial list below:

Stage	Duration (year)	Subject number
Pre-clinical	1	--
Phase I	1	20~100
Phase II	2	100~500
Phase III	3	1000~5000
FDA	1	--

Table 5.1. Duration and number of each clinical trial (Source: 1. Pharmaceutical Manufacturing and Research Association2. Americas Pharmaceutical companies “New Drug Approvals in 2001”)

Stage	Amount (USD)
Annual Pre-clinical	$1,00,000
Per Patient Phase I	$18,000
Per Patient Phase II	$20,000
Per Patient Phase III	$26,000
Approval Costs	$1,300,000

Table 5.1. Cost of each clinical trial (Source: 1.Pharmaceutical Manufacturing and Research Association)

1)

Marketing manufacturing costs

2)

Risk discount rate

3)

Revenue achievement rate

1)

Conclusions

We use the NPV method to valuate ABV-1504, and take the assumed financial statements after the adjustments, as the basis for closing the case report. The value of ABV-1504 ofBioLite, Inc. ranges from US$269,582,541 to US$240,870,492.

1.

ABV-1505.

ABV-1505  Attention Deficit Hyperactivity Disorder - Attention Deficit Hyperactivity Disorder

BioLite, Inc. has the whole world right of ABV-1505. ABV-1505, an extract from Radix Polygalae (Polygala tenuifoliaWilld.) is a botanical investigational drug product and be developed to teat Attention Deficit/Hyperactivity Disorder (ADHD). The patents of ABV-1505 have approved by eight different countries, including American and Japan.

Table1. The patents list of ABV-1505 for the treatment of ADHD

Patent	Patent Duration	Patent Number	Country
Novel polygalatenosides and use thereof as an antidepressant agent	2006/09~2026/09	I314453	Taiwan
	2009/05~2029/05	US7,531,519	US
	2007/07~2027/07	DE202007003503U1	Germany
	2010/11~2030/11	4620652	Japan

1)

Introductory

Attention deficit hyperactivity disorder (ADHD) is one of the most common childhood disorders and can continue through adolescence and adulthood. Symptoms include difficulty staying focused and paying attention, difficulty controlling behavior, and hyperactivity (over-activity).

The most common type of medication used for treating ADHD is called a "stimulant." Many types of stimulant medications are available. Ritalin ® (methylphenidate) is the most often used stimulant to treat ADHD. The most commonly reported side effects are decreased appetite, sleep problems, anxiety, addiction, headache, stomachache, heart palpitations and irritability. Some children also report mild stomachaches or headaches. A few other ADHD medications are non-stimulants and work differently than stimulants. Straterra® (atomoxetine) is the most often used non-stimulant to treat ADHD. Common side effects of Strattera include insomnia, decreased appetite, upset stomach, nausea or vomiting, dizziness, problems urinating, irritability, constipation, and sexual side effects. Some studies show that children and teenagers who take atomoxetine are more likely to have suicidal thoughts than children and teenagers with ADHD who do not take it. The existing drugs do not meet the expectations of patients, and ADHD patients areincreasing year after year. It is a good strategy to development of new botanical drugs with less side effects.

The bottlenecks which western medicine is unable to overcome are the greatest asset for botanical new drugs developing. ABV-1505 is a botanical investigational drug product containing PDC-1421, an extract from Radix Polygalae (Polygala tenuifoliaWilld). Radix Polygalae has been used as herbal medicine to treat insomnia and anxiety for a long time in East Asia. Extract of Radix Polygala was used in several studies investigating its effects on memory and cognitive function in humans. To date there is no record of Radix Polygalae ever withdrawn from the market. BioLite, Inc. has developed the manufactory process and quality control of ABV-1505 as GLP grade. The in vitro pharmacological studies showed that ABV-1505 can specific inhibit the reuptake of norepinephrine. And it has confirmed anti-ADHA activity in animal experiments.

2)

The therapeutic advantage of ABV-1505 as a ADHD drug:

a.

Efficacy and safety of ABV-1505 for the ADHD treatment

The in vitro pharmacological studies showed that ABV-1505, as botanical new drugs can specific inhibit the reuptake of norepinephrine. It has the same mechanism of action as a common ADHD drug, Straterra (atomoxetine). Currently Straterra is only one norepinephrine reuptake inhibitor(NRI) treatment to ADHD in the market in United States and Taiwan. The toxic side effects of ABV-1505 are extremely small, and it is a safe botanical new drugs. The Phase I trial study ofABV-1505 has been completed. No subject had serious adverse event and no clinical significant finding in physical examinations was observed throughout the treatment period. Based on these accumulated data, we believe ABV-1505 is a safe herbal medicine for human use. ABV-1505 can offer patients a new choice with less side effects.

b.

ABV-1505 is a traditional Chinese medicine extracts for the ADHD treatment

For a long time, Asian and European countries are using traditional herbal to treat related diseases. In addition, the alternative therapies and herbal treatments have gained more acceptance in European and American countries.  Therefore, it is expected that ABV-1505 as a traditional Chinese herbal anti-ADHD medicine will be accepted by the general public.

c.

Number of anti-ADHD drug patents expire

According to IMS Health expected statistics, the highest total sales of Anti-ADHD drugs will reach $9 billion in 2017. Existing drug patents are about to expire, and market value will go down because of the addition of generics. New drugs will have the opportunity to fill the gap.

d.

ABV-1505 has exclusive patent protection

ABV-1505 has the patent protection for the treatment of ADHD in Taiwan, Japan, United States and Germany. ABV-1505 has complete patent protection from the new drug development process to market. In the future it does not rule out transferring related technology licensing for the world Big Pharma, and earing the royalties.

3)

The future development direction

Toxicological tests of ABV-1505 are contracted with The Development Center for Biotechnology (DCB), Taiwan. Acute (single dose) toxicity test and subacute (28-day repeated dose) toxicological tests, in vitro and in vivogenotoxicity tests confirm the safety of ABV-1505. BioLite, Inc. transferred ABV-1505 technique form Medical and Pharmaceutical Industry Technology and Development Center(PDC), Taiwan. BioLite, Inc. further cooperated with Taipei Veterans General Hospital, and completed phase I clinical trials in 2013. ADHD animal models established by PDC showed the potential to develop as an anti-ADHD drug. Now ABV-1505 is filed for Phase II study for Adult ADHD treatment in US FDA.

4)

Anti-ADHD drug market overview

According to American Academy of Pediatrics(AAP) published the ADHD treatment guidelines in 2011. Treatments of ADHD are divided into behavioral therapy and medical treatment.Medicine treatment more often for over six years old patients, and can be divided into two major types, central nervous system stimulants (CNS Stimulant) and non-central nervous system stimulants (Non-CNS Stimulant). The most common type of medication used for treating ADHD is CNS Stimulant. The mainly used stimulants are methylphenidate, amphetamine and their derivatives. Therefore, non-central nervous system stimulants include Straterra® (atomoxetine), Guanfacine and clonidine. First-line medication is methylphenidate, and second-line medication is atomoxetine. The following table showsthe ADHD drugs approved by the US FDA.

Table 2. US FDA approved ADHD medication list

The data source：Health Link System, Inc. 2013

a.

CNS Stimulants

This class of drugs can block absorption norepinephrine(NE) and dopamine(DA).Stimulants can increase NE and DA were released to outside nerve cells, and further develop its exciting role. Stimulants can improve the attention deficit, impulsivity and hyperactivity disorder symptoms of ADHD patient, but they have multiple side effects. The most commonly reported side effects are decreased appetite, sleep problems, anxiety, addiction, headache, stomachache, heart palpitations and irritability.  When this class drugs do not apply to patients, or they affect the normal growth and development of children to stop drugs, patients can choose to use the second-line drugs.  The most commonly used drugs of second-line drugs are atomoxetine, non-central nervous system stimulants.

b.

Non-CNS Stimulants

(1)

NE reuptake inhibitor (NRI)

Atomoxetine (Straterra ®), one of NRI, have been approved for the treatment of ADHD on the market currently. Selective NE reuptake inhibitor can increase NE concentrations in the synaptic, and further enhance the NE concentration in frontal leaf of cerebral cortex to improve disease symptoms. Atomoxetine, compared with central nervous system stimulants, has lower effects on the growth and development, but still has other side effects like insomnia, decreased appetite, upset stomach, nausea or vomiting, dizziness, problems urinating, irritability, and increase suicidal thoughts.

(2)

α2-Adrenergic agonist

α2-Adrenergic agonist as a adjunctive drug usually merged use with stimulant.  Clonidine and Guanfacine, α2-Adrenergic agonist, can stimulate the frontal leaf cells of alpha-2 adrenergic receptor like NE effective on the leaf of forehead.α2-Adrenergic agonist can improve insomnia, restlessness and other symptoms. The side effects include sedation, hypotension, dry mouth, and dizziness.

CNS stimulant is the main treatment in ADHD medicine. However, there are many generic drugs of stimulant already on the market, and have many side effects. At this time, the development of ADHD medicine focuses more on improving formulations of stimulants or finding new candidates of non-central nervous system stimulants.

The global market of ADHD is increasing by annual average growth rate of 10% since 2000-2003. During2010-2015, the growth rate each year was 8%. It is forecasted thatin2017, the key global markets of ADHD will reach $709 billion. According to market reports, US market is accounting for about 83.1% of the global market in 2003.However, the forecasts for future years will increase substantially in the Asian market, among which especially Taiwan, India, and Japan will have the highest growth rate. Japan will continue to increase by a15% annual growth rate.

I.

The Industry

Biotechnology industry provides breakthrough products and technologies to combat debilitating and rare diseases, reduce our environmental footprint, feed the hungry, use less and cleaner energy, and have safer, cleaner and more efficient industrial manufacturing processes.

II.

Revenue Generation

Most of our products are still under development and trial stage, no revenue expected in near term.

III.

Competition

The biotechnology industry is an extremely important sector in the developed world's economies and human health. Biotechnology companies need to spend large amount of research budget during R&D period.  Usually it will take 12-16 years to develop new drug and new medical device.  For a small biotechnology company, R&D budget amount is much smaller compared to a large biotechnology company or an international company. Moreover, a large company can be more attractive to researcher or employer and maintain better R&D resources. However, at this early stage, we are developing our products and licensed by a related party which can  substantially reduce our R&D cost.

IV.

Intellectual Property

With adequate funding, we anticipate licensing our products to Canada and Europe.

V.

Property

Address	Size	Leased/Owned/Granted	Function
Building 27, 238 North City Road II, Xitun District, Taizhong City	2,772 sq. feet	Leased	Corporate office
11 Sawyers Peak Drive, Goshen, NY 10924	1,000sq. feet	Leased	Corporate office

VI.

Employees.

As of February 5, 2016, we had five employees and one consultant. None of our employees are represented by a labor organization and we consider our relationship with our employees to be good.

VII.

Legal Proceedings.

The Company filed for Chapter 7 bankruptcy protection on May 15, 2013 and subsequently the corporate shell emerged as its only unencumbered asset on September 19, 2014 using "fresh start" accounting under section 852-10-45-17 as of date of sale corporate shell to reflect intangible assets sale through section 363 of the US bankruptcy code.  Any business description below and all reporting results of the operating results reported in this filing for the fiscal year ending

September 30, 2015 and 2014 are post "fresh start" activity and not comparable to prior results. Post bankruptcy the company has been operating a web site for the sale of women's apparel. Other than disclosed herein, we are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

VIII.

Government Regulation

Taiwan’s pharmaceutical industry is highly regulated by the government. The primary regulatory authority is the Taiwan Food and Drug Administration (TFDA), including its local branches, by which we are subject to regulation and oversight. Taiwan’s healthcare laws stipulate the production and sale of pharmaceuticals in Taiwan, covering the manufacturing, distributing, packaging, pricing and advertising of pharmaceutical products. We are also subject to other Taiwan laws and regulations that are applicable to business operators, manufacturers and distributors in general.

Medicine approval and registration

A medicine must be registered and approved by the TFDA before it can be manufactured. The registration and approval process requires the manufacturer to submit to the TFDA a registration application containing detailed information concerning the efficacy and quality of the medicine, the manufacturing process, and the production facilities the manufacturer expects to use.  This process generally takes at least several months or longer, depending on the nature of the medicine under review, the quality of the data provided and the workload of the TFDA.  Upon the completion of the clinical trials, clinical dataset will be filed with the TFDA for approval.

New Medicine When a medicine is approved by the TFDA as a new medicine, the TFDA will issue a new medicine certificate to the manufacturer and impose a monitoring period of as long as five years. The length of the monitoring period is specified and announced to public.  During the monitoring period, the TFDA will monitor the safety of the new medicine, and will neither accept new medicine certificate applications for an identical medicine by another pharmaceutical company, nor approve the production or import of an identical medicine by other pharmaceutical companies. The holder of a new medicine certificate effectively has the exclusive right to manufacture the new medicine during the monitoring period. In Taiwan, this is so called administrative protection.

National Production Standard   In connection with the TFDA’s approval of a new medicine, the TFDA will normally direct the manufacturer to produce the medicine according to a national production standard.   Upon approval, the TFDA will publish the final standard for the production of this medicine. There is no statutory timeline for the TFDA to complete its review and grant approval for the conversion. In practice, the approval for conversion to a final standard is time-consuming and could take a few years. Although all of our current products have received the final production standard, any new products we produce will need to apply for the standard.  We do not anticipate any difficulty in obtaining these approvals from the TFDA, but no assurances can be given as to when or if the approval will be obtained.

Transitional Period Prior to the latter of (1) the expiration of a new medicine’s monitoring period or (2) the date when the TFDA grants a final standard for a new medicine, the TFDA will not accept applications for an identical medicine nor will it approve the production of an identical medicine by other pharmaceutical companies.  Accordingly, the manufacturer will continue to have an exclusive production right for the new medicine during this transitional period.

Continuing TFDA Regulation Pharmaceutical manufacturers in Taiwan are subject to continuing regulation by the TFDA. If a medicine is approved, its labeling or its manufacturing process is significantly modified, a new pre-market approval or pre-market approval supplement will be required by the TFDA.  A pharmaceutical manufacturer is subject to periodic inspection and safety monitoring by the TFDA to determine compliance with regulatory requirements.  The TFDA has a variety of enforcement actions available to enforce its regulations including fines and injunctions, product recalls, operating restrictions, partial suspension or complete shutdown of production and criminal prosecution.

Permits and Licenses for Pharmaceutical Manufacturers A pharmaceutical manufacturer must obtain a pharmaceutical manufacturing permit from the TFDA’s relevant provincial branch.  This permit is valid for five years and is renewable upon its expiration.

Good Manufacturing Practice.  A pharmaceutical manufacturer must meet the  Pharmaceutical Inspection Convention and Pharmaceutical Inspection Co-operation Schemefor Good Manufacturing Practice (“PIC/S GMP”) standards for each of its production facilities in Taiwan in respect of each form of pharmaceutical products it produces.  PIC/S GMP standards include staff qualifications, production premises and facilities, equipment, raw materials, environmental hygiene, production management, quality control and customer complaint administration. If a manufacturer meets the PIC/S GMP standards, the TFDA will issue the PIC/S GMP certificate with a three-year validity period.

Pharmaceutical Distribution

According to PIC/S GMP regulation, in the future, a distributor of pharmaceutical products in Taiwan must obtain a pharmaceutical distribution permit from TFDA. The distribution permit is granted if the relevant TFDA branch receives satisfactory inspection results of the distributor’s facilities, warehouse, hygiene environment, quality control systems, personnel and equipment.  The TFDA applies Good Distribution Practice standards (GDP) standards, to all pharmaceutical wholesale and retail distributors to ensure the quality of distribution in Taiwan. The GDP standards will require pharmaceutical distributors to implement controls on the distribution of medicine, including standards regarding staff qualifications, distribution premises, warehouses, inspection equipment and facilities, management and quality control.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information set forth in this Form 8-K. The following risks relate principally to our business and our common stock. These risks and uncertainties are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the risks and uncertainties develop into actual events, this could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline.

Risks Relating to Our Business

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised. We have limited capital resources and operations. To date, our operations have been funded partial from the proceeds from financings or loans from shareholders or our management.

If we do not raise $5,000,000 by December 31,2016, we will likely be unable to carry out our business. We may not be able to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near term operations and product development, we may require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We are an early stage company with a short operating history, which makes it difficult to evaluate our future prospects.  BriVision is a newly established company in July 2015 and began operations in the fall of 2015 and is a pre-revenue, early stage entity and is subject to all of the risks inherent in a young business enterprise, such as, among other things, lack of market recognition and limited banking and financial relationships. As a result, we have little operating history to aid in assessing future prospects. We will encounter risks and difficulties as an early stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.  Our business model is based on integrating research achievements from world-famous institutions, conducting clinical trials of translational medicine for Proof of Concept, out-licensing to international pharmaceutical companies, and exploiting global markets. To date, we are still setting up our pipeline products. We cannot assure that any of our efforts will be successful or result in the development or timely launch of additional products, or ultimately produce any material revenue.

Dependence on Key Existing and Future Personnel. Our success will depend, to a large degree, upon the efforts and abilities of our officers and key employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business model is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in our industry. We cannot assure that we will be able to successfully attract and retain key personnel.

Our growth is dependent on our ability to successfully develop, acquire or license new drugs.

Our growth is supported by continuous investment in time, resources and capital to identify and develop new products or new formulations for the market via geographic expansion and market penetration. If we are unable to either develop new products on our own or acquire licenses for new products from third parties, our ability to grow revenues and market share will be adversely affected. In addition, we may not be able to recover our investment in the development of new drugs and medical devices, given that projects may be interrupted, unsuccessful, not as profitable as initially contemplated or we may not be able to obtain necessary financing for such development. Similarly, there is no assurance that we can successfully secure such rights from third parties on an economically feasible basis.

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional financing to provide the capital required to expand our production facilities, R&D initiatives and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and growth. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on our current stockholders.

Expansion of our business may put pressure on our management and the operational infrastructure which could impede our ability to meet an increased demand for our products.

Our business plan is to grow our operations to meet increasing demand for our products. Growth in our business may place a significant strain on our personnel, management, financial systems and other resources. The evolution of our business also presents numerous risks and challenges that include continued acceptance of our products, sales and market share expansion, costs for expansion, technological evolvement and industrial dynamics.

If we are successful in obtaining rapid market growth of our products, we will be required to deliver large volumes of quality products and services on a timely basis at a reasonable cost to the customers. Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to expand our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products and services.  Such demands would require more capital and working capital than we currently have available and we may be unable to meet the needs of our customers, which could adversely affect our relationship with our customers and reduce our revenues.

There can be no assurance that we can sustain or increase profitability.

Unexpected situations, expenses, and delays are frequently encountered in developing and marketing products. These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing, increases in the cost of raw materials, and governmental regulations and any other factors that may cause significant impact to various aspects of business operation. Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations. We may not achieve our business growth objectives and the failure to achieve such goals would have an adverse impact on our business and results of operations.

Our growth strategy includes the pursuit of acquisitions, and new product development, which could have a materially adverse effect on our business, financial condition, results of operations and growth prospects.

Our business strategy includes growth through strategic acquisitions, and the development of new products, medical devices and technologies, which will involve significant capital expenditure and risks. Innovative pharmaceutical development involves R&D costs, but it may achieve no tangible results and instead may adversely affect our future profitability. In addition, any acquisition or combination that we consummate will likely involve, among other things, the payment of cash, the incurrence of contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, and transaction costs, which may adversely affect our business, financial condition, results of operations and growth prospects. Our ability to integrate and organize any new businesses and/or products, whether internally developed or obtained by acquisition or combination, will likely require significant expansion of our operations. There is no assurance that we will be able to obtain the necessary resources for such expansion, and the failure to do so could have a materially adverse effect on our business, financial condition, results of operations and growth prospects.  In addition, future acquisitions or combinations by the company involve risks of, among other things, entering markets or segments in which we have no or limited prior experience, the potential loss of key employees or difficulty, delay or failure in the integration of the operations of any such new business with our current business and operating and financial difficulties of any new or newly combined operations, any of which could have a materially adverse effect on our business, financial condition, results of operations and growth prospects.  Moreover, there can be no assurance that the anticipated benefits of any internally developed new business segment or business combination will be realized.

Our current products have certain side effects.  If the side effects associated with our current or future products are not identified prior to their marketing and sale, we may be required to withdraw such products from the market, perform lengthy additional clinical trials or change the labeling of our products, any of which could adversely impact our growth.

Our current products have certain side effects.  If significant side effects of our medicines are identified after they are marketed and sold:

1)	regulatory authorities may withdraw or modify their approvals of such medicines;

2)

we may be required to reformulate these medicines, change the ways in which they are marketed, conduct additional clinical trials, change the labeling of these medicines or implement changes to obtain new approvals for our manufacturing facilities;

3)	we may have to recall these medicines from the market and may not be able to re-launch them;

4)	we may experience a significant decline in sales of the affected products;

5)	our reputation may suffer; and

6)	We may become a target of lawsuits.

The occurrence of any of these events would harm our sales of these medicines and substantially increase the costs and expenses of marketing these medicines, which in turn could cause our revenues and net income to decline. In addition, the reputation and sales of our medicines could be adversely affected due to the severe side effects discovered.

We may be subject to product liability claims in the future.

We face an inherent business risk of exposure to product liability claims in the event that the uses of our products are alleged to have caused adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that receive regulatory approval for commercial sale.  Furthermore, although we have not historically experienced any problems associated with claims by users of our products, we do not currently maintain product liability insurance and there could be no assurance that we are able to acquire product liability insurance with terms that are commercially feasible.

Product liability lawsuits against us could divert our resources, cause us to incur substantial liabilities and limit commercialization of any products that we may develop.

We face an inherent risk of product liability claims as a result of the clinical testing of our products and commercially selling any products that we may develop. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidate. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our product candidate or products that we may develop;

●	injury to our reputation and significant negative media attention;

●	withdrawal of clinical trial participants;

●	significant costs to defend resulting litigation;

●	substantial monetary awards to trial participants or patients;

●	loss of revenue;

●	reduced resources of our management to pursue our business strategy; and

●	the inability to commercialize any products that we may develop.

We currently do not maintain general liability insurance; and even if we have a general liability insurance in the future this insurance may not fully cover potential liabilities that we may incur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. We would need to increase our insurance coverage if and when we begin selling any product candidate that receives marketing approval. In addition, insurance coverage is becoming increasingly expensive. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production and sale of our product candidate, which could adversely affect our business, financial condition, results of operations and prospects.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

We are engaged in a rapidly changing field. Other products that will compete directly with the products that we are seeking to develop and market currently exist or are being developed. Competition from fully integrated pharmaceutical companies and more established biotechnology companies is intense and is expected to increase. Most of these companies have significantly greater financial resources and expertise in discovery and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and marketing than us. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and established biopharmaceutical or biotechnology companies. Many of these competitors have significant products that have been approved or are in development and operate large, well-funded discovery and development programs. Academic institutions, governmental agencies and other public and private research organizations also conduct research, seek patent protection and establish collaborative arrangements for therapeutic products and clinical development and marketing. These companies and institutions compete with us in recruiting and retaining highly qualified scientific and management personnel. In addition to the above factors, we will face competition based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, price and patent position. There is no assurance that our competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization, than our own.

Other companies may succeed in developing products earlier than ourselves, obtaining FDA approvals for such products more rapidly than we will, or in developing products that are more effective than products we propose to develop. While we will seek to expand our technological capabilities in order to remain competitive, there can be no assurance that research and development by others will not render our technology or products obsolete or non-competitive or result in treatments or cures superior to any therapy we develop, or that any therapy we develop will be preferred to any existing or newly developed technologies.

We have conducted, and may in the future conduct, clinical trials for certain of our product candidate at sites outside the United States, and the FDA may not accept data from trials conducted in such locations.

We have conducted and may in the future choose to conduct one or more of our clinical trials outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to certain conditions imposed by the FDA. For example, the clinical trial must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The trial population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. Generally, the patient population for any clinical trials conducted outside of the United States must be representative of the population for whom we intend to seek approval in the United States. In addition, while these clinical trials are subject to the applicable local laws, FDA acceptance of the data will be dependent upon its determination that the trials also complied with all applicable U.S. laws and regulations. There can be no assurance that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from any of our clinical trials that we determine to conduct outside the United States, it would likely result in the need for additional trials, which would be costly and time-consuming and delay or permanently halt our development of the product candidate.

In addition, the conduct of clinical trials outside the United States could have a significant impact on us. Risks inherent in conducting international clinical trials include:

●	foreign regulatory requirements that could restrict or limit our ability to conduct our clinical trials;

●	administrative burdens of conducting clinical trials under multiple foreign regulatory schema;

●	foreign exchange fluctuations; and

●	diminished protection of intellectual property in some countries.

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA and comparable non-U.S. regulators, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidate.

We are not permitted to commercialize, market, promote or sell any product candidate in the United States without obtaining marketing approval from the FDA. Comparable non-U.S. regulatory authorities impose similar restrictions. We may never receive such approvals. We must complete extensive preclinical development and clinical trials to demonstrate the safety and efficacy of our product candidate in humans before we will be able to obtain these approvals.

Clinical testing is expensive, difficult to design and implement, can take many years to complete and is inherently uncertain as to outcome. Any inability to successfully complete preclinical and clinical development could result in additional costs to us and impair our ability to generate revenues from product sales, regulatory and commercialization milestones and royalties. In addition, if (1) we are required to conduct additional clinical trials or other testing of our product candidate beyond the trials and testing that we contemplate, (2) we are unable to successfully complete clinical trials of our product candidate or other testing, (3) the results of these trials or tests are unfavorable, uncertain or are only modestly favorable, or (4) there are unacceptable safety concerns associated with our product candidate, we, in addition to incurring additional costs, may:

●	be delayed in obtaining marketing approval for our product candidates;

●	not obtain marketing approval at all;

●	obtain approval for indications or patient populations that are not as broad as we intended or desired;

●	obtain approval with labeling that includes significant use or distribution restrictions or significant safety warnings, including boxed warnings;

●	be subject to additional post-marketing testing or other requirements; or

●	be required to remove the product from the market after obtaining marketing approval.

Even if our product candidate receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third party payors and others in the medical community necessary for commercial success and the market opportunity for the product candidate may be smaller than we estimate.

We have never commercialized a product. Even if our products are approved by the appropriate regulatory authorities for marketing and sale, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third party payors and others in the medical community. For example, physicians are often reluctant to switch their patients from existing therapies even when new and potentially more effective or convenient treatments enter the market. Further, patients often acclimate to the therapy that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch therapies due to lack of reimbursement for existing therapies.

Efforts to educate the medical community and third party payors on the benefits of our product candidate may require significant resources and may not be successful. If our product candidates are approved but do not achieve an adequate level of market acceptance, we may not generate significant revenues and we may not become profitable. The degree of market acceptance of our products, if approved for commercial sale, will depend on a number of factors, including:

●	the efficacy and safety of the products;

●	the potential advantages of the products compared to alternative treatments;

●	the prevalence and severity of any side effects;

●	the clinical indications for which the products are approved;

●	whether the products are designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy;

●	limitations or warnings, including distribution or use restrictions, contained in the products’ approved labeling;

●	our ability to offer the products for sale at competitive prices;

●	our ability to establish and maintain pricing sufficient to realize a meaningful return on our investment;

●	the products’ convenience and ease of administration compared to alternative treatments;

●	the willingness of the target patient population to try, and of physicians to prescribe, the products;

●	the strength of sales, marketing and distribution support;

●	the approval of other new products for the same indications;

●	changes in the standard of care for the targeted indications for the products;

●	the timing of market introduction of our approved products as well as competitive products and other therapies;

●	availability and amount of reimbursement from government payors, managed care plans and other third party payors;

●	adverse publicity about the products or favorable publicity about competitive products; and

●	potential product liability claims.

The potential market opportunities for our products are difficult to estimate precisely. Our estimates of the potential market opportunities are predicated on many assumptions, including industry knowledge and publications, third party research reports and other surveys. While we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain and the reasonableness of these assumptions has not been assessed by an independent source. If any of the assumptions proves to be inaccurate, the actual markets for our products could be smaller than our estimates of the potential market opportunities.

The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively impact our business.

We maintain purchase orders for the sale of our products to customers.  Although we have entered into agreements to supply our customers, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationships with our customers will be maintained on satisfactory terms or at all. The failure to maintain our relationships with our customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

We rely on a limited number of suppliers and the loss of any of our suppliers, or delays or problems in the supply of materials used in our products, could materially and adversely affect our operations and growth.

We generally rely on a limited number of suppliers for most of the primary materials used in our products.  Our suppliers may not be able to supply the necessary materials without interruption and we may not have adequate remedies for such failure, which could result in a shortage of our products.  If one of our suppliers fails or refuses to supply us for any reason, it could take time and expense to obtain a new supplier.  In addition, our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain the materials used in our products in a timely manner.  The search for new suppliers could potentially delay the manufacture of our products, resulting in shortages in the marketplace and may cause us to incur additional expense.  Failure to comply with applicable legal requirements subjects our suppliers to possible legal or regulatory action, including shutdown, which may adversely affect their ability to supply us with the materials we need for our products.  Any delay in supplying, or failure to supply, materials for our products by any of our suppliers could result in our inability to meet the commercial demand for our products, and could adversely affect our business, financial condition, results of operations and growth prospects.

We may seek to enter into collaborations with third parties for the development and commercialization of our product candidate. If we fail to enter into such collaborations, or such collaborations are not successful, we may not be able to capitalize on the market potential of our product candidate.

We may seek third-party collaborators for development and commercialization of our products. Our likely collaborators for any marketing, distribution, development, licensing or broader collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies, non-profit organizations, government agencies, and biotechnology companies. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities to successfully perform the functions assigned to them in these arrangements.

Collaborations involving our products will pose, the following risks to us:

●	collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●

collaborators may not pursue development and commercialization of our product candidate or may elect not to continue or renew development or commercialization programs based on preclinical or clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

●

collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●

collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidate if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	collaborators with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

●

collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●

disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidate or that result in costly litigation or arbitration that diverts management attention and resources; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of our product candidate in the most efficient manner or at all. If a collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

We are dependent on obtaining certain patents and protecting our proprietary rights.

Our success will depend, in part, on our ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties or having third parties circumvent our rights. We are licensing in patented technologies for our products. The patent positions of biotechnology, biopharmaceutical and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. Thus, there can be no assurance that any of our patent applications will result in the issuance of patents, that we will develop additional proprietary products that are patentable, that any patents issued to us or those that already have been issued will provide us with any competitive advantages or will not be challenged by any third parties, that the patents of others will not impede our ability to do business or that third parties will not be able to circumvent our patents. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate any of our products not under patent protection, or, if patents are issued to us, design around the patented products we developed or will develop.

We may be required to obtain licenses from third parties to avoid infringing patents or other proprietary rights. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available, if at all, on terms we find acceptable. If we do not obtain such licenses, we could encounter delays in the introduction of products or could find that the development, manufacture or sale of products requiring such licenses could be prohibited.

A number of pharmaceutical, biopharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to or affect our business. Some of these technologies, applications or patents may conflict with our technologies or patent applications. Such conflict could limit the scope of the patents, if any, that we may be able to obtain or result in the denial of our patent applications. In addition, if patents that cover our activities are issued to other companies, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost or be able to develop or obtain alternative technology. If we do not obtain such licenses, we could encounter delays in the introduction of products, or could find that the development, manufacture or sale of products requiring such licenses could be prohibited. In addition, we could incur substantial costs in defending ourselves in suits brought against us on patents it might infringe or in filing suits against others to have such patents declared invalid.

We are subject to various government regulations.

The manufacture and sale of human therapeutic and diagnostic products in the U.S. and foreign jurisdictions are governed by a variety of statutes and regulations. These laws require approval of manufacturing facilities, controlled research and testing of products and government review and approval of a submission containing manufacturing, preclinical and clinical data in order to obtain marketing approval based on establishing the safety and efficacy of the product for each use sought, including adherence to current PIC/S GMP during production and storage, and control of marketing activities, including advertising and labeling.

The product we are currently developing will require significant development, preclinical and clinical testing and investment of substantial funds prior to its commercialization. The process of obtaining required approvals can be costly and time-consuming, and there can be no assurance that future products will be successfully developed and will prove to be safe and effective in clinical trials or receive applicable regulatory approvals. Markets other than the U.S. have similar restrictions. Potential investors and shareholders should be aware of the risks, problems, delays, expenses and difficulties which we may encounter in view of the extensive regulatory environment which controls our business.

Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

We are subject to a number of risks associated with our indebtedness, including: 1) we must dedicate a portion of our cash flows from operations to pay debt service costs, and therefore we have less funds available for operations and other purposes; 2) it may be more difficult and expensive to obtain additional funds through financings, if available at all; 3) we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and 4) if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

We face substantial competition from other pharmaceutical and biotechnology companies and our operating results may suffer if we fail to compete effectively.

The development and commercialization of new drug products is highly competitive. We expect that we will face significant competition from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide with respect to our products that we may seek to develop or commercialize in the future. Our competitors may succeed in developing, acquiring or licensing technologies and drug products that are more effective, have fewer or more tolerable side effects or are less costly than any product candidates that we are currently developing or that we may develop, which could render our product candidates obsolete and noncompetitive.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other marketing approval for their products before we are able to obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

Many of our existing and potential future competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining marketing approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

The failure to optimize our current manufacturing capacity as the market demand for our products grow could materially and adversely affect our business, financial condition, results of operations and growth prospects.

In case of fire, earthquake or other disasters affecting the plants of our manufacturers, we would have to resort to alternative sources of manufacturing, which may cause significant delays. Any increase in costs, slowdowns or shutdowns could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

According to the market demand, management may add facilities, use high-efficiency equipment, increase employees’ working hours or extend hours of operation. We believe that we can adjust the existing capacity and future production capacity in a very short period of time to meet the market needs. However, although we could quickly adjust our capacity, we may encounter difficulties and significant unexpected costs and delays in scaling up our manufacturing operations. The failure to scale-up manufacturing operations in a timely and cost-effective way may adversely affect our income.  If our manufacturing capacity could not meet the market demand for our products, our business operation, financial condition, and growth prospects would be adversely affected.

The loss of one or more members of our management team or other key employees could affect our operation and growth.

Our future growth depends on the continued service of our management team and other key employees. If one or more members of our management or other key employees were unable to serve as our employees, our revenue growth, business and future prospects would be affected. In addition, our ability to execute our business plan is dependent on our ability to attract and retain additional highly skilled personnel.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls.  We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting.  We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders own, in the aggregate, approximately 70.86% of our outstanding Common Stock. As a result of their stockholdings, these stockholders are able to assert substantial control over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

The market price of our Common Stock may be volatile and there may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

The market price of our Common Stock has been and will likely continue to be highly volatile, as is the stock market in general. Factors that may materially affect the market price of our Common Stock are beyond our control, these factors may materially adversely affect the market price of our Common Stock, regardless of our performance.  In addition, the public stock markets have experienced extreme price and trading volume volatility. These broad market fluctuations may influence the market price of our Common Stock. There is currently only a limited public market for our Common Stock, which is listed on the OTCQB Market, and there can be no assurance that a trading market will develop further or be maintained in the future. As of February 5, 2016, the closing bid price of our Common Stock was $25 per share and we had approximately 164shareholders of record of our Common Stock, not including shares held in street name.

Our Common Stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

Penny stocks are frequent targets of fraud or market manipulation. Patterns of fraud and abuse include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; “boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock without stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this current report on Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this current report on Form 8-K.

Overview

Prior to the Share Exchange, we were accompany operating a web site for the sale of women's apparel.

We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

On February 8, 2016, a Share Exchange Agreement (“Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation(the “Company”), American BriVision Corporation, a Delaware Corporation (“BriVision”), Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of Taiwan (“Euro-Asia”), being the owners of record of 52,336,000 common shares of the Company, and the persons listed in Exhibit A thereof (the “BriVision Shareholders”), being the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”). Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company would issue 52,936,583 shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s common stock to the BriVision Shareholders (or their designees), and 51,945,225 shares of the Company’s common stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision.  As a result of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVisionbecame a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing.  There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

As a result of the consummation of the Share Exchange, BriVision is now our wholly-owned subsidiary and its shareholders own approximately 79.70% of our issued and outstanding common stock.

All references to the “Combined Company” refer to American BriVision (Holding) Corporation and its wholly owned subsidiary, American BriVision Corporation.

Following the Share Exchange, we have abandoned our prior business plan and we are now pursuing BriVision’s historical businesses and proposed businesses. BriVision is a biotechnology company focused on the development of new drugs to fulfill unmet medical needs.  The business model of the Company is to integrate research achievements from world-famous institutions (such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center), conduct clinical trials for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets.

We currently have five products that licensed to us:

•

ABV- 1501 Triple Negative Breast Cancer - Combination therapy for Triple Negative Breast Cancer (TNBC)

•

ABV-1502  Solid Tumor with Anti-PD1 - Combination therapy for solid tumors

•

ABV-1503  Chronic Lymphocytic Leukemia - Combination therapy for Chronic Lymphocytic Leukemia

•

ABV-1504 Major Depressive Disorder - Major Depressive Disorder (MDD)

•

ABV-1505 Attention Deficit Hyperactivity Disorder - Attention Deficit Hyperactivity Disorder

Those 5 drugs all are ready to go into phase II clinical study. ABV-1504 already starts phase II clinical study in Taiwan and we expect it will start in the States this year.  ABV-1505 got IND (Investigational New Drug Application) by US FDA on January 2016.  ABV-1501 Phase II IND will be filed on February 2016.  ABV-1502 and ABV-1503are preparing IDE package now.

Plan of Operations

The Company is listed in OTCQB in the first quarter of 2016 and aiming for listing on NASDAQ in 2018.  American BriVision (Holding) Corporation’s subsidiary company ABVC integrate research achievements from world-famous institutes (Such as MSKCC and MD Anderson Cancer Center), conduct clinical trials of translational medicine for POC (Proof of Concept), out-license to international pharmaceutical companies.

BriVision will select potential drug candidate (include but not limit to botanical drugs) from different research institutes, start to develop it from pre-clinical stage (include all CMC process and animal study) to clinical study stage.  When phase II clinical trial is finished and the efficacy is approved, this is stage is so called “prove of concept”.  The value of the drugs will be increased many times.  We will out license to big pharmaceutical companies, cooperate with them to develop the drugs and exploit global markets.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance.  As of the date of this filing, we have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the launching of our games and market or wider economic downturns. We do not believe we have sufficient funds to operate our business for the next 12 months.

We have no assurance that future financing will be available to us on acceptable terms, or at all.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

If we are unable to raise additional capital to maintain our operations in the future, we may be unable to carry out our full business plan or we may be forced to cease operations.

The following discussion and analysis should be read in conjunction with the audited financial statements of BriVision for the period ended September 30, 2015 and accompanying notes that appear exhibit in this current report.

Results of Operations

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, but we cannot guarantee that we will be able to achieve same.

The following table provides selected financial data about our company as of September 30, 2015.

Balance Sheet Data

As of September 30, 2015 (USD$)

Cash	$994,830
Total Assets	$1,002,460
Total Liabilities	$369,103
Stockholders’ Equity	$633,357

For the Period Ended September 30, 2015

During the period from July 21, 2015 (inception) through September 30, 2015, the Company did not generate any revenue and incurred general and administrative expenses of $315,602, and resulted in a net loss of $315,602. The expenses were mainly expense related to daily operation costs and the professional fees.

Liquidity and Capital Resources

Working Capital

As of September 30, 2015 (USD$)

Current Assets	$998,645
Current Liabilities	$369,103
Working Capital	$629,542

Cash Flows

From July 21, 2015 (inception) to September 30, , 2015 (USD$)

Cash Flows Used in Operating Activities	$45,871
Cash Flows Provided by Financing Activities	$948,959
Net Increase in Cash During Period	$994,830

Cash Flow from Operating Activities

During the period from July 21, 2015 (inception) through September 30, 2015, $45,871 cash was provided by operating activities, primarily with the contribution of other payable of $300,000,

Cash Flow from Investing Activities

During the period from July 21, 2015 (inception) through September 30, 2015, the Company did not have any investing activities as the Company was newly incorporated and are still in development stage.

Cash Flow from Financing Activities

During the period from July 21, 2015 (inception) through September 30, 2015, the Company received $948,959 from the issuance of shares.

Critical Accounting Policy and Estimates

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 5, 2016by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of the respective table. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of the respective table is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise noted, the business address of each beneficial owner listed is 11 Sawyers Peak Drive, Goshen, NY 10924. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of February 5, 2016, we had 66,422,502 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of BeneficialOwnership	Percent of Class
Eugene Jiang, Chairman and CEO	0	0%
YuanGene Corporation (1)	47,068,722	70.86%
All officers and directors as a group (1 person)	0	0%

(1) YuanGene Corporation is a corporation incorporated in Samoa. YueGene Corporation is 100% owned by Lion Arts Promotion Inc., of which Dr. Tsung-Shann Jiang and Ms. Jiang, his wife hold majority shares. Dr. Jiang and Ms. Jiang are parents of Eugene Jiang and have designated Eugene Jiang to manage YuanGene.  YuanGene Corporation was previously a shareholder of BriVision. Pursuant to the Share Exchange, YuanGene Corporation received 47,068,722 shares of the Company in exchange for the shares of BriVision.

Changes in Control

As a result of the Share Exchange, BriVision became our wholly owned subsidiary and the former shareholders of BriVision collectively own approximately 79.70% of the shares of the Company outstanding post-exchange common stock. As a result, such persons now collectively control the Company’s shares.

Directors and Executive Officers

The following table and text set forth the names and ages of all directors and executive officers as of February, 2016 for our Company and BriVision.

The officers of our company are appointed by the board of directors and hold office until their death, resignation or removal from office. The directors and executive officers, their ages, positions held, and duration as such, are as set forth below.

Name	Position Held	Age	Date First Elected or Appointed
Eugene Jiang	Chief Executive Officer, Chief Financial Officer, Chairman, Director, President, Secretary, Treasurer	29	December 18, 2015

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Eugene Jiang – Chief Executive Officer, Chief Financial Officer, Chairman, Director, President, Secretary, Treasurer

Mr. Eugene Jiang, age 29, has served as the CEO/Director of American BriVision Corporation which started business since July 2015 through present. From June 2015 until present, Mr. Jiang also serves as Director for BioLite Incorporation. He also serves as CEO for Genepro Investment Company since March 2010. Mr Jiang obtained an EMBA degree from The University of Texas in Arrington in 2009. And in 2008, Mr. Jiang received a bachelor’s degree in Physical Education from Fu Jen Catholic University.

Involvement in Certain Legal Proceedings

The Company filed for Chapter 7 bankruptcy protection on May 15, 2013 and subsequently the corporate shell emerged as its only unencumbered asset on September 19, 2014 using "fresh start" accounting under section 852-10-45-17 as of date of sale corporate shell to reflect intangible assets sale through section 363 of the US bankruptcy code.  Any business description below and all reporting results of the operating results reported in this filing for the fiscal year ending September 30, 2015 and 2014 are post "fresh start" activity and not comparable to prior results. Post bankruptcy the company has been operating a web site for the sale of women's apparel.

Other than disclosed herein, to the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors or promoters or those of our subsidiary:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

 (ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

(Frank)Chih-Chung Liu- Chief Scientific Officer of American BriVision Corporation

Mr. Frank Liu, age 52, has served as the Chief Scientific Officer of American BriVision Corporation which started business since 2015 through present. From April 2014 until present, Mr. Liualso serves as Director of Research and Development for BioFirstCorporation.

He received his Bachelor of Medical Science degree from Medical College, Jinan University, China.  Major in Clinical Medicine and he got both of his Master of Science degree from California University of Pennsylvania, Pennsylvania U.S.A. major in Biology and his Bachelor of Science degree from  Geneva College, Pennsylvania U.S.A. Major in Biology, Minor in Chemistry.

Kira Huang-Chief Financial Officer of American BriVision Corporation

Kira Huang, age 45, served as Chief Financial Officer of American BriVisionCorporation from November2015 until present. She served as Finance Manager in Coface credit insurance company from 2010 to 2014, and as country controlling of Moody’s Taiwan Corporation from 2008 to 2010. She holds accounting bachelor degree of Eastern Michigan University and also is a certified public accountant of the United states.

Corporate Governance & Board Independence

Our Board of Directors consists of one director and has not established a Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.

Due to our lack of operations and size, and since we are not currently listed on a national securities exchange, we are not subject to any listing requirements mandating the establishment of any particular committees; all functions of a nominating/governance committee were performed by our whole board of directors.  Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges as necessary.  Our board of directors does not believe that it is necessary to have such committees at the early stage of the company’s development, and our board of directors believes that the functions of such committees can be adequately performed by the members of our board of directors.

We believe that members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Board Leadership Structure and the Board’s Role in Risk Oversight.

The Board of Directors is led by the Chairman who is also the Chief Executive Officer. Although our sole officer is also our sole director, the Board believes that the most effective leadership structure at this time is not to separate the roles of Chairman and Chief Executive Officer. A combined structure provides the Company with a single leader who represents the company to our stockholders, regulators, business partners and other stakeholders, among other reasons set forth below. Should the Board conclude otherwise, the Board will separate the roles and appoint an independent Chairman.

·

This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works directly with those individuals preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The Board believes that the Company has benefited from this structure, and Dr. Jiang's continuation in the combined role of the Chairman and Chief Executive Officer is in the best interest of the stockholders.

·	The Company believes that the combined structure is necessary and allows for efficient and effective oversight, given the Company’s relatively small size, its corporate strategy and focus.

The Board of Directors does not have a specific role in risk oversight of the Company. The Chairman, President and Chief Executive Officer and other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks.

EXECUTIVE COMPENSATION

The following tables set forth, for each of the last two completed fiscal years of the Company, the total compensation awarded to, earned by or paid to any person who was a principal executive officer during the preceding fiscal year and every other highest compensated executive officers earning more than $100,000 during the last fiscal year (together, the “Named Executive Officers”). The tables set forth below reflect the compensation of the Named Executive Officers.

    SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

(1)Shulamit Lazar	2015 2014	Nil Nil	Nil Nil	60,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	60,000 Nil

(2) Eugene Jiang	2015 2014	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)

Ms. Lazar was the Company’s sole executive officer until December 18, 2015.

(2)

Mr. Jiang was elected the Company’s sole executive officer since December 18, 2015.

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Grants of Plan-Based Awards

There were no grants of plan-based awards during the year ended September 30, 2015.

Outstanding Equity Awards at Fiscal Year End

Our former Chief Executive Officer, Shulamit Lazar, received compensation of 30,000,000 shares valued at $30,000 during the year ended September 30, 2015.

Option Exercises and Stock Vested

During our fiscal year ended September 30, 2015 there were no options exercised by our named officer.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Employment Contracts

We currently do not have employment contracts with our employees. However, American BriVision Corporation has employment contracts with its CFO and certain employees including finance personal, CEO assistant, etc.

Employment contract with the CFO of American BriVision

American BriVision Corporation entered into an employment contract with Kira Huang on February 1, 2016 according to which, among other terms,  Ms. Huang is required to, as Chief Financial Officer,  perform duties and undertake the responsibilities in a professional manner including reporting the financials related matters to American BriVision’s Board of Directors; developing the financial planning and oversee tax reporting activities; monitoring and submitting all required reports to SEC on timely basis, planning and overseeing annual budgets and other duties as may arise from time to time and as may be assigned to her. And pursuant to the employment agreement, American BriVision agrees to compensate Mrs. Huang salary of $3,000 per month subject to normal statutory deduction and annual review. Additional bonus or stock options will be determined by its Board.

Certain Relationships and Related Transactions

During the fiscal year ended September 30, 2015, we had an unsecured demand note payable due of $9,000 to Shulamit Lazar, our sole officer and director for funds advanced the Company through the bankruptcy process. This is unsecured with a zero percent interest rate and is payable on demand. The note was cancelled as of December 2, 2015.

On December 29, 2015, American BriVision Corporation (“BriVision”) (currently a wholly owned subsidiary of the Company) entered into a Collaborative Agreement (the “Collaborative

Agreement”) with BioLite, Inc. (“BioLite”), of which the Company’s sole officer and director, Eugene Jiang, is a director. Pursuant to the Collaborative Agreement, BioLite shall grant sole licensing rights to BriVision of drug and therapeutic use of five products: BLI-1005 CNS-Major Depressive Disorder; BLI-1008 CNS-Attention Deficit Hyperactivity Disorder; BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1; BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer; and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in USA and Canada. Under the Collaborative Agreement, BriVision shall pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

•

upfront payment shall upon the signing of this Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite has to deliver all data to BriVision in one week.

•

upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

•

at the completion of first phase II clinical trial, BriVision shall pay, but no later than September 15, 2017: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

•

upon the phase III IND submission, BriVision shall pay, but no later than December 15, 2018: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

•

at the completion of phase III, BriVision shall pay, but no later than September 15, 2019: 25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months

•

upon the NDA submission, BriVision shall pay, but no later than December 15, 2020, BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week

Market For Registrant’s Common Equity, Related Stockholder Matters And Issuer Purchases of Equity Securities

Our company's common stock had been quoted on the OTC QB under the symbol MTOO since December 16, 2015. Our symbol was changed to ABVC on January 14, 2016.

The following table sets forth the quarterly high and low bid prices for the last two fiscal years.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	High	Low
Fiscal 2014
Quarter ended December 31, 2013	$0.02	$0.00
Quarter ended March 31, 2014	0.01	0.01
Quarter ended June 30, 2014	0.01	0.01
Quarter ended September 30, 2014	0.01	0.02
Fiscal 2015
Quarter ended December 31, 2014	0.02	0.01
Quarter ended March 31, 2015	0.01	0.00
Quarter ended June 30, 2015	0.00	0.00
Quarter ended September 30, 2015	28.00	0.00
Fiscal 2016
Quarter ended December 31, 2015	25.00	0.00

On February 5, 2016, the closing bid price of the common stock was $25.

Holders.  As of February 5, 2016, there were 164stockholders of record and an aggregate of 66,422,502 shares of our common stock were issued and outstanding.   Our common shares are issued in registered form.  The transfer agent of our company's common stock is Olde Monmouth Stock Transfer, Inc.

Dividend Policy. We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans. We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Information on any and all equity securities we have sold during the past three fiscal years that were not registered under the Securities Act of 1933, as amended is set forth below.  All of the transactions listed below were made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D promulgated thereunder, for sales not involving a public offering, unless otherwise noted.  The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As more fully described in Item 2.01 above, in connection with the Exchange Agreement, the Company issued a total of 52,936,583 shares of our common stock to BriVision’s shareholders.   Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference. The issuance of the common stock to the BriVision’s shareholders pursuant to the Exchange Agreement was exempt from registration in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation S of the 1933 Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

The following description is only a summary of certain significant provisions of the rights, preferences, qualifications and restrictions of the Company’s capital stock.

Authorized Capital Stock

The Company’s authorized capital stock consists of 350,000,000shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock $0.001 par value per share.

Immediately prior to the Share Exchange, 65,431,144 shares of the Company’s Common Stock were outstanding and were held of record by 97 holders. Immediately following the Share Exchange, there were 66,422,502 shares of Common Stock outstanding held by 164 holders.

Common Stock

The holders of the Company’s common stock:

1. Have equal ratable rights to dividends from funds legally available, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights; and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

Holders of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

The declaration of any cash dividend will be at the discretion of the Company’s Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights

Transfer Agent

The transfer agent and registrar for our common stock is: Olde Monmouth Stock Transfer, Inc.; Address: 200 Memorial Pkwy, Atlantic Highlands, NJ 07716; Phone: (732) 872-2727; website: www.oldemonmouth.com/

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may (and in the case of an officer or director, shall) indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and pro forma financial information relating to the Company contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Our audited financial statements for the fiscal years ended September 30, 2015 are available in our Annual Report on Form 10-K filed with the SEC on November 27, 2015, and are incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 3.02.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.01. Other than the transactions and agreements described in such Items, our officers and directors know of no arrangements that may result in a change in control of the Company at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.02.

Item 5.06 Change in Shell Company Status.

As stated elsewhere in this Report, while we have not deemed ourselves a shell company, as that term is defined in Rule 12b-2 promulgated under the Exchange Act, given our lack of operations immediately prior to the Share Exchange, we think it is worthwhile to definitively state that following the closing of the Share Exchange as described above under Item 2.01 of this Current Report on Form 8-K, we shall not be a shell company as that term is defined in Rule 12b-2 promulgated under the Exchange Act. Reference is made to the disclosures set forth in Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated by reference into this Item 5.06.

Item 9.01 Financial Statements and Exhibits

Reference is made to the shares of BriVision acquired under the Share Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the Share Exchange, our primary operations consist of the development of new drugs and innovative medical devices to fulfill unmet medical needs . Accordingly, we are presenting the financial statements of the combined entity of the Company and BriVision for the fiscal year ended September 30, 2015 from July 21, 2015 (inception).

(a) Financial statements of business acquired.

The audited financial statements of the Company as of and for the fiscal year ended September 30, 2015 from July 21, 2015 (inception), including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1 of this Current Report on Form 8-K.

(b) Pro forma financial information.

The unaudited pro forma financial information of the Company and its wholly-owned subsidiary, BriVision, are incorporated herein by reference to Exhibit 99.2 of this Current Report on Form 8-K.

(c) Shell company transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

(d) Exhibits

Exhibit	Description

4.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.01 to the Registration Statement on Form SB-2 filed on June 28, 2002)
4.2	Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed on July 30, 2007)
4.3	Bylaws (Incorporated by reference to Exhibit 3.02 the Registration Statement on Form SB-2 filed on June 28, 2002)
10.1	Share Exchange Agreement dated February 8, 2016 +
10.2	Collaborative Agreement with BioLite, Inc., dated December 29, 2015 +
10.3	Employment Agreement between American BriVision Corporation and Kira Huang, dated February 1, 2016 +
16.1	Consent Letter from AWC(CPA) Limited dated February 12, 2016
99.1	Financial Statements for the fiscal year ended September 30, 2015+
99.2	Pro Forma Financial Statements+

+ Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American BriVision(Holding) Corporation

Date: February 12, 2016	By:	/s/ Eugene Jiang
Eugene Jiang
Chief Executive Officer and Chairman

EXHIBIT 99.1

To the Board of Directors and Shareholders of American BriVision Corporation and subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of American BriVision Corporation and subsidiaries (“the Company”) as of September 30, 2015 and the related statements of operations, stockholders’ equity and cash flows for the period from July 21, 2015 (inception) to September 30, 2015. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as of September 30, 2015 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2015 and the results of its operations and its cash flows for the period from July 21, 2015 (inception) to September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ AWC (CPA) Limited

Certified Public Accountants

Hong Kong, China

February 12, 2016

American BriVision Corporation
Balance Sheet (Stated in US Dollars)

	As of September 30, 2015

ASSETS
Current assets
Cash	$994,830
Prepayment	3,815
Total Current Assets	998,645

Non-current assets
Deposit	3,815
Total Non-Current Assets	3,815

Total Assets	1,002,460

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other payable	300,000
Due to related party	22,517	w
Due to shareholder	46,586	f
Total Liabilities	369,103

STOCKHOLDERS’ EQUITY
Common stock	205,486
Additional paid-in capital	1,093,473
Subscription receivable	(350,000)
Accumulated deficit	(315,602))
Total Stockholders’ Equity	633,357
Total Liabilities and Stockholders’ Equity	$1,002,460

The accompanying notes are an integral part of these financial statements.

American BriVision Corporation
Statement of Operations and Comprehensive Loss
(Stated in US Dollars)
For the period from July 21, 2015 (inception) to September 30, 2015

Operating expenses
General and administrative expenses	$315,602

Loss from operations	(315,602)

Loss before income taxes	(315,602)
Provision for income taxes	-

Net Loss	$(315,602)

The accompanying notes are an integral part of these financial statements.

	American BriVision Corporation
	Statement of Stockholder’s Equity
	(Stated in US Dollars)

			Additional
	Number	Common	paid-in	Subscription	Accumulated	Stockholders’
	of shares	stock	capital	Receivable	Deficit	Equity
Balance, July 21, 2015 (Inception)	200,000,000-	$200,000-	$-	$200,000	$-	$200,000

Issuance of common shares	8,599,963	8,600	1,087,880-	150,000	-	1,096,480

Net loss for the period	-	-	-		(315,602)	(315,602)

Balance, September 30, 2015	208,599,963	$208,600	$1,087,880	$350,000	$(315,602)	$980,878

The accompanying notes are an integral part of these financial statements.

American BriVision Corporation
Statement of Cash Flow
(Stated in US Dollars)
For the period from July 21, 2015 (inception) to September 30, 2015

Cash flows from operating activities:
Net Loss	$(315,602)
Changes in operating assets and liabilities:
Cash flows from operating activities:
Deposit	(3,815)
Prepayment	(3,815)
Other payable	300,000
Due to related party	22,517
Due to shareholder	46,586
Net cash provided by operating activities	45,871

Cash flows from financing activities:	-
Proceeds from issuance of shares	948,959
Net cash provided by financing activities	948,959

Effect of exchange rate on cash	-

Net change in cash	$994,830

Cash and cash equivalents, beginning balance	-

Cash and cash equivalents, ending balance	994,830

The accompanying notes are an integral part of these financial statements.

American BriVision Corporation

Notes to Financial Statements

(Stated in US Dollars)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company’s operating company, American BriVision Corporation (“BriVision”), was incorporated in July 2015 in the State of Delaware.  It is a biotechnology company focused on the development of new drugs and innovative medical devices to fulfill unmet medical needs.  The business model of the Company is to integrate research achievements from world-famous institutions (such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center), conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America(U.S. GAAP). This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

·         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

·         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2015.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of September 30, 2015, the Company’s cash and cash equivalents amounted $994,830. All of the Company’s cash deposit is held in a financial institution located in PRC where there is currently regulation mandated on obligatory insurance of bank accounts. The Company believes this financial institution is of high credit quality.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalties or interest relating to income taxes have been incurred during the period from July 22, 2015 (inception) to September 30, 2015. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Recent Accounting Pronouncements

From time to time, new accounting standards are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption. The recent accounting standards are not expected to have a material impact on the consolidated financial statements upon adoption.

3. DUE TO RELATED PARTIES

As of September 30, 2015, the amount due to a related party, BioLite, Inc (“Biolite”) was $22,517.

As of September 30, 2015, the amount due to shareholder, YuanGene Corporation, was $46,586.

4. SUBSEQUENT EVENT

During October 2015, $350,000 of subscription receivable was fully collected from the shareholders.

On December 29, 2015, the Company entered into the agreement with Biolite, a related party, that Biolite would grant the Company sole licensing rights of s series of technology for 10 years. The total consideration of obtaining such grant would be $100,000,000.

EXHIBIT 99.2

Unaudited Pro Forma Condensed Combined Financial Information

The accompanying unaudited pro forma condensed financial information have been prepared to present the balance sheet and statements of operations of Metu Brands, Inc. (the “Company”), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of American BriVision Corporation, (“BriVision”) and transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the acquisition of BriVision had occurred on September 30, 2015.

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2015, are presented as if the acquisition of BriVision had occurred on October 1, 2014 and were carried forward through each of the aforementioned periods presented.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended September, 2015 and of BriVision included in this Form 8-K for the year ended September 30, 2015.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

Note the pro forma adjustments contained in the pro forma condensed financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the purchase.

Proforma Condensed Balance Sheet

As of September 30, 2015

(Stated in US Dollars)

	Historical		Pro Forma
	Metu Brands, Inc.	American BriVision Corporation	Adjustments	Note 2		Combined

ASSETS
Current assets
Cash and cash equivalents	$3,360	994,830	(3,360)	(1)		994,830
Inventory	274	-	(274)	(1)		-
Prepayment	-	3,815				3,815
Due from related party	-	-				350,000
Total current assets	3,634	998,645	(3,634)			998,645
Non-current assets
Intangible assets	64,594	-	(64,594)	(1)		-
Deposit	-	3,815				3,815
Total non-current assets	64,594	3,815	(64,594)			3,815
Total assets	68,228	1,002,460	(68,228)			1,002,460

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current liabilities
Accounts payable	-	369,103				369,103
Accrued expense	23,150	-	(23,150)		(1)	-
Note payable	7,000	-	(7,000)		(1)	-
Amount due to related parties	9,000	-	(9,000)		(1)	-
Total current liabilities	39,150	369,103	(39,150)			369,103

Total liabilities	39,150	369,103	(39,150)			369,103

STOCKHOLDERS’ DEFICIT
Preferred stock	1	-				1
Common stock	60,011	208,600	(208,600) (519,452) 529,366		(2) (3) (3)	69,925
Additional paid-in capital	24,582	1,087,880	(24,582) (1,087,880) 1,229,033		(1) (2) (3)	1,229,033
Subscription receivable	-	(350,000)				(350,000)
Accumulated deficit	(55,516)	(315,602)	(55,516)			(315,602)
Total stockholders’ (deficit) equity	29,078	633,357	(29,078)			633,357
Total liabilities and stockholders’ deficit	68,228	1,002,460	(68,228)			1,002,460

American BriVision Corporation

Proforma Condensed Statement of Operations

For the Year Ended September 30, 2015

(Stated in US Dollars)

	Historical		Pro Forma
	Metu Brands, Inc.	American BriVision Corporation	Adjustments	Note 2	Combined

Revenue	3,360	-	(3,360)	(4)	-
Cost of revenue	521	-	(521)	-(4)	-
Gross Profit	2,839	-	(2,839)	-	-
Operating expenses
General and administrative	(35,120)	(315,602)	35,120-	-(4)	(315,602)
Income/(Loss) before income taxes	(32,281)	(315,602)	32,281	-	(315,602)
Provision for income taxes	-	-	-		-
Net loss	(32,281)	(315,602)	32,281	-	(315,602)

Notes to Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2015, and the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2015, are based on the historical financial statements of the Company and BriVision after giving effect of the reverse merger between the Company and BriVision on February 8, 2016, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 2 –Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company

(2)	To eliminate paid in capital for BriVision’s shares.

(3)

To record cancellation of 51,945,225 shares of predecessor owners of the Company, and record of issuance of 52,936,583 shares of our Common Stock for all of the outstanding capital stock of BriVision that it became wholly owned subsidiaries of ours.

(4)	To eliminate the Company's revenue and expenses as the result of the elimination of assets and liabilities of the Company’s as of October 31, 2015.